As filed with the Securities and Exchange Commission on March 4, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OASIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	39-2070120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9860 Wilshire Boulevard
Beverly Hills, California 90210
(310) 274-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel M. Surloff
Executive Vice President, Secretary and General Counsel
Oasis Group, Inc.
9860 Wilshire Boulevard
Beverly Hills, California 90210
(310) 274-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Marc D. Jaffe, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200 Fax: (212) 751-4864	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000 Fax: (212) 909-6836

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant(2)	34,500,000 units	$10.00	$345,000,000	$13,559
Common stock included in the units	34,500,000 shares	—		—	(3)
Warrants included in the units	34,500,000 warrants	—		—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 4,500,000 units, consisting of 4,500,000 shares of common stock and 4,500,000 warrants, which may be issued upon exercise of a 30-day option granted to the underwriter to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 Subject to Completion, Dated        , 2008

PRELIMINARY PROSPECTUS

$300,000,000

 Oasis Group, Inc.
30,000,000 Units

Oasis Group, Inc. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more currently unidentified domestic or international operating businesses or assets, which we refer to as a business combination. Our objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, we may enter into a business combination with a target outside these sectors if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders. If we are unable to consummate a business combination within 24 months from the date of the consummation of this offering, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional six months, as described in this prospectus. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target.

This is an initial public offering of our units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our consummation of a business combination and                        , 2009 [one year from the consummation of this offering]; provided that we have an effective registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus is available. The warrants will expire on                   , 2013 [five years from the consummation of this offering], or earlier upon redemption.

Our sponsor, Alagem Oasis Group Holdings LLC, has agreed to purchase 7,200,000 warrants from us at a price of $1.00 per warrant ($7,200,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The proceeds from the sale of the sponsor warrants will be deposited into a trust account and subject to a trust agreement described below, and will be part of the funds distributed to our public stockholders in the event we are unable to consummate a business combination. The sponsor warrants will be substantially similar to the warrants included in the units being sold in this offering, except that, until 180 days after the consummation of a business combination, the sponsor warrants will be placed in escrow and (with limited exceptions) may not be transferred, assigned or sold. In addition, the sponsor warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees.

In addition, prior to the closing of this offering, Alagem Oasis Group Holdings II, LLC (‘‘Holdings II’’), an affiliate of our sponsor, will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Any portion of the $30,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us by Holdings II, at a price of $10.00 per unit, immediately prior to the consummation of a business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange under the symbol ‘‘OGH.U’’ on or promptly after the date of the consummation of this offering. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission (the ‘‘SEC’’), containing an audited balance sheet reflecting our receipt of the proceeds of this offering, and having issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols ‘‘OGH’’ and ‘‘OGH.WS,’’ respectively. We cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page 33.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$300,000,000
Underwriting discounts and commissions(1)	$0.70	$21,000,000
Proceeds, before expenses, to us	$9.30	$279,000,000

(1)	Includes the underwriter’s deferred discount of 3.5% of the gross proceeds from the units offered to the public, or $0.35 per unit ($10,500,000 in the aggregate), payable to the underwriter only upon consummation of a business combination.

Of the net proceeds we receive from this public offering and the private placement of the sponsor warrants, $295,500,000 ($9.85 per unit) will be deposited into a trust account (of which $10,500,000 or $0.35 per unit is attributable to the underwriter’s deferred discount) maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest earned on the deferred fees. The funds held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation, except to satisfy stockholder conversion rights as described in this prospectus.

We have granted our underwriter a 30-day option to purchase up to 4,500,000 additional units solely to cover over-allotments, if any (over and above the 30,000,000 units referred to above).

The underwriter is offering the units for sale on a firm-commitment basis. The underwriter expects to deliver our securities against payment in New York, New York on or about                        , 2008.

Bear, Stearns & Co. Inc.

The date of this prospectus is                        , 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us,’’ ‘‘our,’’ ‘‘company’’ or ‘‘our company’’ refer to Oasis Group, Inc.; references to ‘‘we,’’ ‘‘us,’’ ‘‘company’’ or ‘‘our company’’ in the context of a business combination can also mean (i) an entity formed to effect the business combination or (ii) the surviving entity in the business combination, which may include the target;

•	references to our ‘‘sponsor’’ refer to Alagem Oasis Group Holdings LLC;

•	references to ‘‘Holdings II’’ refer to Alagem Oasis Group Holdings II, LLC, an affiliate of our sponsor;

•	references to the ‘‘sponsor shares’’ refer to the 8,625,000 shares of our common stock previously issued to our sponsor for an aggregate purchase price of $25,000 (up to 1,125,000 of which are subject to mandatory redemption by us if and to the extent the underwriter’s over-allotment option is not exercised);

•	references to the ‘‘sponsor warrants’’ refer to the 7,200,000 warrants to be purchased from us by our sponsor at a price of $1.00 per warrant ($7,200,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering;

•	references to ‘‘limit order shares’’ refer to the shares of our common stock to be purchased by Holdings II pursuant to the limit orders described in this prospectus;

•	references to the ‘‘co-investment units’’ refer to up to $30,000,000 of units that Holdings II may purchase from us for $10.00 per unit immediately prior to the consummation of a business combination to the extent such funds are not used by Holdings II to purchase the limit order shares described in this prospectus;

•	references to a ‘‘business combination’’ means a business combination, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar transaction with one or more currently unidentified domestic or international operating businesses or assets, together having a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us to fund expenses related to investigating and selecting a target and our other working capital requirements and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination;

•	references to the ‘‘consummation’’ of a business combination refer to the date of the closing of a business combination transaction; and

•	references to ‘‘public stockholders’’ refer to holders of shares of our common stock acquired either as part of the units sold in this offering or in the after market, and may include our sponsor, Holdings II or our officers or directors to the extent that they purchase or acquire such common stock.

Unless otherwise stated in this prospectus, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

MARKET AND INDUSTRY INFORMATION

Market data and other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other published independent sources, including HVS International and Smith Travel Research. Some data are also based on our good faith estimates which are derived from our review of internal information, as well as the independent third party sources listed above. Although we believe these independent third party sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

Prospectus Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes, before investing.

Proposed Business

General

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more currently unidentified domestic or international operating businesses or assets, which we refer to as a business combination. Our objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, we may enter into a business combination with a target outside these sectors if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target.

We will have until 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering to consummate a business combination. If we fail to consummate a business combination within the required time frame, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease except for the purposes of winding up our affairs and liquidating.

Business Strategy

We intend to focus our efforts on consummating a business combination in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses. We intend to focus on targets in select urban or established resort areas where we feel long-term market dynamics and opportunities are most attractive. Our management has extensive experience investing in and managing real estate properties across various sectors, including in both urban and resort locations, which we believe will help us successfully implement our business strategy and effect a business combination.

Market Opportunity

We plan to leverage the industry experience of our directors and executive officers to capitalize on what we believe will be a significant opportunity to acquire premium lodging or hospitality businesses or assets in major markets at attractive prices that are below the land and construction costs that would be required to develop a similar asset today. The lodging and hospitality sectors are cyclical in nature, and we believe the recent trend of acquiring properties at high cash flow multiples or low capitalization rates (which are calculated based on the annual cash flow generated by a property divided by the property value), driven by historically high leverage in the real estate industry (including the lodging and hospitality sectors), will leave many single asset and portfolio owners over-leveraged in a slowing economy. We also believe that many property owners may be unable to refinance their properties upon the maturity of existing loans due to currently conservative lending practices. We believe that these factors, coupled with a decline in competition due in part to currently conservative lending practices, will provide opportunities for well-capitalized buyers such as us.

Investment Focus

We will primarily focus on, but are not limited to, effecting a business combination with businesses or assets that possess one or more of the following characteristics:

•	Unique Assets in Top Markets: We intend to focus on unique businesses or assets that are located in select urban or resort markets with major demand generators, such as convention centers, entertainment venues and business headquarters, and significant constraints to new supply due to lack of available land and high development costs. Specifically, we intend to focus on the following:

o	Urban Luxury Hotels/World Class Resort Properties. Unique destination hotels and properties that offer quality services, combined with luxury amenities, such as concierge and butler service, spa, technology and exercise facilities and high quality restaurants and, in the case of resort properties, additional facilities and recreation such as golf, gaming, ski and ocean sport activities. These facilities typically charge the highest room rates.

o	Commercial Group/Convention Hotels. Well-positioned hotels in major urban markets with high barriers to entry and major demand generators, such as convention centers, entertainment venues, and business headquarters. These markets include corporate centers and global destinations such as New York, Los Angeles, San Francisco, Mexico City, London, Paris and select Asian destinations.

•	Repositioning and Developmental Potential: We intend to focus on businesses or assets where we believe there may be a repositioning opportunity as a result of brand conversion, new management, renovations, physical expansion or some combination thereof. We will also seek to effect a business combination with businesses or assets that have potential developmental opportunities, such as the development of condominium units or timeshare units on excess land.

•	Disciplined Asset Management: We intend to focus on consummating a business combination with businesses or assets where we believe we can improve property-level performance and promote long-term asset appreciation through results-driven asset management. We will aim to enhance the value of our investment by (i) identifying and executing strategies intended to maximize the highest and best use of all aspects of the properties, (ii) completing selective capital improvements designed to increase profitability, (iii) market repositioning and (iv) disciplined, yet creative, expense control.

We may enter into a business combination with a target that does not meet the above criteria if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders and would otherwise create in stockholder value.

Competitive Strengths

Experienced Executive Management Team

Beny Alagem, our Chairman of the Board of Directors, Chief Executive Officer and President, has over 30 years of experience acquiring, building, operating and selling private companies. Through Alagem Capital Group, LLC and its affiliates (collectively, ‘‘ACG’’), Mr. Alagem has invested in the lodging and hospitality, commercial and industrial real estate, technology, and telecommunications sectors. ACG’s current investments are focused on lodging and hospitality. ACG acquired The Beverly Hilton in Beverly Hills, California in December 2003 and the Hilton Los Cabos Beach & Golf Resort in San Jose del Cabo, Mexico in April 2006. Throughout his career, Mr. Alagem has successfully owned and managed several real estate properties in California, including apartment buildings, commercial office and light industrial buildings and a prominent high-rise residential tower on the

Wilshire Corridor in West Los Angeles. In addition to these real estate transactions, ACG formed Calpoint in 2001, a fiber optic telecommunications company, which was sold in late 2003. In 1986, Mr. Alagem co-founded Packard Bell Electronics, a personal computer company. Over a ten-year period, he transformed Packard Bell from a start-up computer company into a multinational technology company with approximately $6 billion in annual sales. Mr. Alagem sold his interest in Packard Bell in 1998 to NEC Corporation.

Samuel Surloff, our Executive Vice President, Secretary and General Counsel, has served as President of ACG since September 2002 and has been instrumental in the success of The Beverly Hilton and the Hilton Los Cabos Beach & Golf Resort investments.

In addition to Mr. Alagem and Mr. Surloff, we will have access to various experienced individuals at ACG, who we expect will assist us in evaluating and effecting a business combination. There are no explicit agreements for the use of these individuals, nor will we incur any expense related to the use of their services.

Expertise in Value Creation in the Lodging and Hospitality Sectors

ACG currently owns two hotels: The Beverly Hilton and the Hilton Los Cabos Beach & Golf Resort.

•	Acquired in December 2003, The Beverly Hilton is a luxurious 569 room hotel in the heart of Beverly Hills, California and is the site of the annual Golden Globe Awards. In 2008, The Beverly Hilton was awarded the prestigious Mobil Four Star distinction by the Mobil Travel Guide for the first time. The Beverly Hilton is the only U.S. property in the Hilton hotel chain to earn this highly-regarded distinction. Receipt of the Four Star distinction followed completion of an extensive $80 million renovation (completed in less than two years with minimal impact on revenue and guest experience) that included repositioning the asset along with extensive retraining of all hotel employees. In addition, ACG is currently involved in the entitlement process for a proposed $500 million redevelopment project that will result in a ‘‘five star’’ luxury hotel and luxury condominiums adjacent to the existing hotel. For the redevelopment project, ACG’s design team includes Gwathmey Siegel & Associates, M. Arthur Gensler Jr. & Associates, Inc. (‘‘Gensler’’) and Peter Walker & Partners.

•	Acquired in April 2006, the Hilton Los Cabos Beach & Golf Resort is a Mediterranean-style property with 339 rooms and 36 timeshare units located on an 11.3 acre stretch of beach-front property in San Jose del Cabo, Mexico. Recently, ACG completed an approximately $15 million renovation intended to enhance the guest experience and improve profitability. In addition, ACG implemented an innovative timeshare unit buyback program which increased the available hotels rooms at the property.

As a result of the renovation and repositioning of these hotels, ACG has improved revenue per available room (‘‘RevPAR’’), which is calculated based on average daily room rate multiplied by occupancy rate, of each of these hotels relative to the competitive sets within their respective markets. The competitive set for each hotel consists of a group of four or more direct competitors selected by the hotel’s management and tracked by Smith Travel Research. According to data compiled by Smith Travel Research, The Beverly Hilton’s RevPAR Index (which is a hotel’s RevPAR divided by the average RevPAR of its competitive set multiplied by 100) improved from 88 in 2003 (the hotel was acquired by ACG in December 2003) to 103 in 2007. The Hilton Los Cabos Beach & Golf Resort’s RevPAR Index improved from 107 in 2005 (the hotel was acquired by ACG in April 2006) to 121 in 2007. A RevPAR Index above 100 means that the property achieved a higher RevPAR than its competitive set.

ACG’s ability to improve property-level performance of its hotels, through renovation, repositioning and results driven asset management, has resulted in value creation for the equity investors of The Beverly Hilton. Specifically, from December 2003 (the acquisition date) through July

2006 (the most recent cash distribution to equity investors) ACG returned approximately 170% of the initial cash investment to the equity investors in The Beverly Hilton, based on the initial cash contributions of such equity investors and total net cash distributions to such equity investors. Furthermore, after giving effect to these cash distributions to such equity investors (which were funded from proceeds of two debt refinancings), ACG and such equity investors continue to own 100% of their equity interests in The Beverly Hilton.

Distinguished Board of Directors

We have secured a distinguished board of directors to complement our breadth and depth of acquisition and industry experience and to augment our ability to effect and successfully manage a business combination. In addition to Mr. Alagem, our board of directors includes Thierry Breton, Andrew P. Cohen, Paul D. Wachter and Pete Wilson, individuals with established track records in the real estate industry, the financial community and international affairs. As former Minister of Economy, Finance and Industry for France and current senior advisor to ACG, Mr. Breton will provide us with advice in evaluating opportunities on a global basis. With over 25 years at Gensler, Mr. Cohen will provide us with the expertise in planning and designing aspects of real estate. As former Governor of California, former U.S. Senator and current member of the board of directors of The Irvine Company (a real estate development company), Mr. Wilson will provide us with advice in evaluating strategic relationships and real estate transactions. As founder and Chief Executive Officer of Main Street Advisers (a financial advisory firm) (‘‘MSA’’) and former head of the Global Lodging and Gaming Group of Schroder & Co. Inc. (an investment bank), Mr. Wachter will provide us with transaction evaluation and execution experience and industry relationships.

Established Deal Sourcing Network

We intend to leverage the extensive contacts and relationships of our executive officers and directors to source, evaluate and execute a business combination. Our executive officers and directors have strong reputations in the marketplace and long-term relationships with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in potential target sectors, in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys and accountants, among others.

We anticipate that potential targets may be brought to our attention from various unaffiliated sources, including investment bankers, real estate industry focused investment banks, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, real estate asset management firms, owners of properties and portfolios of properties and various advisors and experts in the lodging and hospitality sectors, many of whom our management has pre-existing relationships with due to their experience in the lodging and hospitality sectors. Targets may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to targets they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus, may know what types of businesses we are targeting and may have pre-existing relationships with us.

We believe our executive officers and directors will play an important role in assisting us in finding potential targets and negotiating an agreement for a business combination.

Lodging and Hospitality Sectors

Sector Overview

The lodging and hospitality sectors include businesses that provide accommodation, food and beverage, and/or entertainment services such as hotels, casinos, entertainment venues, and cruise ships. The lodging sector, which refers to hotels only, is a diversified and fragmented market with participants operating under various brand names, owners and operators. It is common for a hotel to be owned by one entity, managed by an independent third party pursuant to a management agreement and in some cases branded under a franchise agreement. Smith Travel Research classifies hotel chains into the luxury, upper upscale, upscale, midscale with food and beverage, midscale without food and beverage, economy and independent segments. The luxury segment includes brands such as Four Seasons, Ritz-Carlton and St. Regis, and the upper upscale segment includes brands such as Hilton, Marriott and Westin. Our focus will be on acquiring full-service luxury and upper upscale branded properties.

The lodging and hospitality sectors are influenced by the cyclical relationship between supply of and demand for hotel rooms. Lodging demand growth typically is related to the vitality of the overall economy in addition to local market factors that stimulate travel to specific destinations. Extended periods of strong demand tend to encourage new development. The rate of supply growth may be influenced by a number of factors, including availability of capital, interest rates, construction costs and unique market considerations. Despite the cyclicality of the industry, according to data compiled by Smith Travel Research, U.S. lodging RevPAR has only declined in three of the last twenty years and following these downturns has rebounded quickly. Over the last four years, general economic growth has gradually led to accelerating demand. During this period, the growth of demand has outpaced the growth in supply, driving occupancy and room rate increases resulting in robust RevPAR growth and profitability. U.S. lodging RevPAR growth peaked in 2005 at 8.5% and has grown an additional 14% through the end of 2007, resulting in a record year in terms of U.S. lodging industry revenues.

While 2007 was a record year in terms of total revenues for the U.S. lodging industry, the sector is anticipated to face some challenges in 2008. An increase in U.S. hotel room supply, weaker economic environment, dismal housing market and meltdown in the credit markets have all contributed to deteriorating consumer confidence and a slowing economy, which directly affects demand for travel. Nevertheless, the U.S. lodging industry is still expected to experience modest growth primarily driven by increases in room rates offset by a slight decline in occupancies. Data compiled by Smith Travel Research projects RevPAR will grow 4.0% to 4.5% in 2008.

Recent M&A Environment

Since 2003 there has been an active property, portfolio and corporate transaction market in the lodging and hospitality sectors, driven by strong economic growth, increased demand for hospitality services such as tourism and travel and the availability of favorable financing to support acquisitions and expansions. The investor demand culminated in historically high prices and low capitalization rates. According to a January 2007 HVS International, or HVS, report, the average capitalization rate on a select set of full service hotel transactions was 5.8% in 2006 as compared to 9% for the last decade. As a result of current economic conditions and the lack of available financing, the current transaction market has slowed considerably. We believe that recent buyers who acquired properties at these prices using significant leverage may be susceptible to a reversal in recent high price and low capitalization rate trends due to tightening credit markets and increasing concern over a slowing economy.

Luxury and Upper Upscale Segments Overview

Due to the premium brand, level of service, desired location and high barriers to entry, we believe that the luxury and upper upscale segments of the lodging industry are attractive for long-term investment. The barriers to entry and supply constraints are a result of the following factors: premium location, lack of available land, high development costs, long permit and development lead times and brand trade area restrictions. As a result, these segments have demonstrated a demand growth vs. supply growth differential that is greater than the overall U.S. lodging industry in thirteen of the last twenty years, allowing the segments to achieve higher RevPAR growth and significantly higher occupancy than the industry average. According to data compiled by Smith Travel Research, in the last twenty years, the luxury and upper upscale segments have averaged a 4.2% annual RevPAR growth, compared to the industry average of 3.5%. During the same period, the luxury and upper upscale segments have averaged an occupancy rate of 69.5% compared to the industry average of 62.7%.

Despite the recent increase in the pace of new hotel construction from its cyclical lows for the overall U.S. lodging industry, we believe there is limited new supply in the luxury and upper upscale segments as the majority of new projects scheduled for completion in the near-term are concentrated in the mid-scale and economy segments and outside of major urban markets. Based on the limited new supply and strong continued demand, we believe that the luxury and upper upscale segments will continue to outperform the overall U.S. lodging industry.

Effecting a Business Combination

A business combination must occur with one or more targets that together have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, capitalization rates, cost per hotel room or value of comparable businesses. If our board is not able independently to determine the fair market value of the target or targets, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority (‘‘FINRA’’) with respect to the satisfaction of such criteria.

In addition, we will not consummate a business combination unless we acquire a controlling interest in the target. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. Additionally, we may acquire a controlling interest by purchasing all or substantially all of the assets or properties of a target. In the event we acquire less than a majority of the voting equity interests in the target, we will enter into contractual arrangements with the target and/or other target equity holders to obtain control of a majority of the voting equity interests in the target.

As described below, because we may issue voting securities in connection with a transaction, it is possible that the stockholders of our company immediately prior to a business combination will not hold a majority of the voting equity interests of the surviving company following a business combination. If we acquire less than 100% of the equity interests or assets of a target or targets, the portion of such businesses or assets that we acquire will be the basis for a valuation for purposes of the 80% of net assets test. If we determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or asset is contingent on the simultaneous closings of the other acquisitions in order to satisfy the 80% net assets test.

The target or targets that we acquire may have a collective fair market value substantially in excess of 80% of the net assets held in trust (net of taxes payable and $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination. In order to consummate a business combination, we may issue a significant amount of our debt or equity securities to the sellers and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could be diluted and could end up owning a minority of the voting and/or equity interests of the surviving company following a business combination.

Conflicts of Interest

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

Specifically, Mr. Cohen owes fiduciary duties to Gensler (a global architecture, design, planning and consulting firm), of which he is a director, Governor Wilson owes fiduciary duties to each of NIC, Inc. (a provider of internet-based, electronic government services), The Irvine Company (a real estate development company), U.S. TelePacific Holdings Corp. and TelePacific Communications (providers of local and long distance network solutions and internet services), of which he is a director, and Mr. Wachter owes fiduciary duties to each of Content Partners, LLC (a purchaser of participations in entertainment assets), of which he is co-chairman of the board, and MSA, of which he is a director and Chief Executive Officer. MSA serves as the managing member or general partner of certain limited liability companies or limited partnerships, respectively, which have acquired hospitality or lodging-related interests and may acquire additional hospitality or lodging-related interests in the future. In addition, MSA may serve as the managing member or general partner of other entities that may also acquire hospitality or lodging-related interests. As such, Mr. Wachter may owe fiduciary duties to each of such entities, individual investors and to the clients of MSA. To the extent that any of these individuals identify business combination opportunities that may be suitable for entities to which they have fiduciary duties, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their fiduciary duties to such entities. Accordingly, they may not present business combination opportunities to us.

In addition, Mr. Alagem and Mr. Surloff serve as directors and/or executive officers for our sponsor, Holdings II, Alagem Capital Group, LLC, Oasis West Realty LLC (the entity that owns The Beverly Hilton), Oasis Cabo, LLC (the indirect owner of the Hilton Los Cabos Beach & Golf Resort) and other affiliated entities. In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and Mr. Alagem have agreed, until the earliest of the consummation of a business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering and such time as he ceases to be an executive officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of a target, through the acquisition of a controlling interest in a target property or through other means as described above) in a target (i) in the lodging or hospitality sectors and (ii) with an enterprise value of greater than $240 million, subject to their fiduciary duties described in this prospectus. Notwithstanding the foregoing, none of our executive officers or Mr. Alagem will be obligated to present to us for our consideration, prior to the presentation to any other entity, any business combination opportunity involving the potential acquisition of a business or asset in the lodging or hospitality sectors located within a one mile radius of The Beverly Hilton or any business combination opportunity involving the properties directly adjacent to the Hilton Los Cabos Beach & Golf Resort.

While we intend to capitalize on the business contacts and relationships of our executive officers and directors, we will not acquire potential acquisition candidates from any affiliate of our sponsor. Additionally, we will not enter into a business combination with any entity in which any of our executive officers, directors or their respective affiliates has a direct equity interest, but we may enter into a business combination with a target in which one of our executive officers, directors or their respective affiliates owns an indirect equity interest or maintains a passive investment. Following a business combination, we will not be subject to the same limitations.

We do not believe that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to consummate a business combination.

Private Placement of Sponsor Shares

In February 2008, our sponsor purchased an aggregate of 8,625,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. This includes an aggregate of 1,125,000 sponsor shares that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own a 20% ownership interest in our issued and outstanding shares of common stock after this offering (assuming they do not purchase units in this offering). The sponsor shares were purchased separately and not in combination with any warrants or units. The sponsor shares are identical to the shares of common stock included in the units being sold in this offering except that:

•	our sponsor and its permitted transferees will not be able to exercise conversion rights, as described below, with respect to the sponsor shares;

•	our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in the same manner as a majority of the shares of common stock voted by the public stockholders at the special or annual stockholders’ meeting called for the purpose of (i) approving a business combination, (ii) approving the amendment to our amended and restated certificate of incorporation providing for our perpetual existence or (iii) extending of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination;

•	our sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the sponsor shares if we fail to consummate a business combination; and

•	the sponsor shares will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination.

Private Placement of Sponsor Warrants

Our sponsor has agreed to purchase 7,200,000 warrants from us at a price of $1.00 per warrant ($7,200,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The sponsor warrants will be purchased separately and not in combination with any units. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee, pending our consummation of a business combination. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, the proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless. The sponsor warrants are identical to the warrants included in the units sold in this offering, except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor or any of its permitted transferees; and

•	will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination.

Purchase Commitment

Prior to the closing of this offering, Holdings II will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such limit order shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination. As a result, Holdings II may be able to influence the outcome of a business combination. Holdings II will not be permitted to exercise conversion rights with respect to any limit order shares but it will participate in any liquidation distribution with respect to such shares.

Any portion of the $30,000,000 not used for open market purchases of limit order shares will be applied to the purchase of co-investment units from us by Holdings II, at a price of $10.00 per unit, immediately prior to the consummation of a business combination. The co-investment units will be identical to the units sold in this offering, except that they will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders upon conversion of shares held by public stockholders.

The primary purposes of the limit order purchases are to provide liquidity in the market for our shares in the period prior to the stockholders’ meeting to approve our business combination and to provide an opportunity for stockholders who might otherwise elect to convert their shares at the meeting to sell their shares to Holdings II in advance of the meeting. This may make it easier for us to consummate a business combination because Holdings II has agreed, and its permitted transferees will agree, to vote any shares it acquires in favor of the business combination, but it will not limit the ability of public stockholders to exercise their conversion rights at the stockholders’ meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 35% of the shares sold in this offering exercise their conversion rights (calculated as described in this prospectus). The primary purpose of the co-investment is to provide additional capital to us at a time when some stockholders may elect to withdraw their capital by exercising conversion rights. Together, we believe these purchase obligations demonstrate Holdings II’s commitment to our completion of a business combination and to the success of our company following our business combination.

Holdings II will place into escrow, and agree not to transfer, assign or sell any limit order shares or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of a business combination.

Our executive offices are located at 9860 Wilshire Boulevard, Beverly Hills, California 90210 and our telephone number is (310) 274-6680.

The Offering

In making your decision on whether to invest in our securities, you should carefully consider the risks set forth in the section entitled ‘‘Risk Factors’’ of this prospectus, as well as the backgrounds of our officers and directors, the special risks we face as a development stage company and the fact that you will not be entitled to protections normally afforded to investors in blank check offerings conducted in compliance with Rule 419 (‘‘Rule 419’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

Securities offered	30,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering and having issued a press release announcing when such separate trading will begin.

We will file the Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second Form 8-K or an amended Form 8-K to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the SEC’s website (www.sec.gov) after filing.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:

Number outstanding before this offering	7,500,000 shares(1)

(1)	Does not include 1,125,000 shares that are subject to mandatory redemption to the extent the underwriter’s over-allotment option is not exercised.

Number outstanding after this offering	37,500,000 shares(1)

Warrants:

Number outstanding before this offering and the private placement of sponsor warrants	0 warrants

Number outstanding after this offering and the private placement of the sponsor warrants	37,200,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50 per share

Exercise period	The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. The warrants will become exercisable on the later of:

•	the consummation of a business combination, and

•	, 2009 [one year after the consummation of this offering].

The warrants will expire at 5:00 p.m., New York time, on , 2013 [five years after the consummation of this offering], or earlier upon redemption.

Cashless exercise	The warrants will be exercisable, at the holder’s option, by paying the exercise price in cash or on a ‘‘cashless basis,’’ whereby the holder of warrants will pay the exercise price by surrendering the holder’s warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the number of shares of common stock issuable upon exercise of such holder’s warrants, multiplied by the difference between the exercise price of such warrants and the fair market value (as defined below) by (y) the fair market value. For this purpose, ‘‘fair market value’’ means the average reported last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stockmay be traded, for the 20 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

Redemption	We may redeem the outstanding warrants (except as described below with respect to the sponsor warrants) at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described below, we will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering such holder’s warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the exercise price of such warrants and the fair market value by (y) the fair market value (as defined below). For this purpose, the ‘‘fair market value’’ means the average reported last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than if such holder had exercised his warrant for cash.

The foregoing redemption provisions do not apply to the sponsor warrants, for as long as such warrants are held by our sponsor or its permitted transferees.

Sponsor shares	In February 2008, our sponsor purchased an aggregate of 8,625,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. This includes an aggregate of 1,125,000 sponsor shares that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will maintain a 20% ownership interest in our issued and outstanding shares of common stock after this offering (assuming they do not purchase units in this offering). The sponsor shares are identical to the shares comprising the units being sold in this offering, except that:

•	our sponsor and its permitted transferees will not be able to exercise conversion rights (as described below) with respect to the sponsor shares;

•	our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in the same manner as a majority of the shares of common stock voted by the public stockholders at the special or annual stockholders’ meeting called for the purpose of (i) approving a business combination, (ii) approving the amendment to our amended and restated certificate of incorporation providing for our perpetual existence or (iii) extending of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination;

•	our sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the sponsor shares if we fail to consummate a business combination; and

•	the sponsor shares will be placed in escrow and subject to certain transfer restrictions described below until 180 days after the consummation of a business combination.

Private placement of sponsor warrants	Our sponsor has agreed to purchase 7,200,000 warrants from us at a price of $1.00 per warrant, for a total of $7,200,000, in a private placement that will occur immediately prior to the closing of this offering.

The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of a business combination. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, then the proceeds from the sale of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor or its permitted transferees; and

•	will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination.

Purchase commitment	Prior to the closing of this offering, Holdings II will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such limit order shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination. As a result, Holdings II may be able to influence the outcome of a business combination. Holdings II will not be permitted to exercise conversion rights with respect to any limit order shares but it will participate in any liquidation distribution with respect to such shares.

Any portion of the $30,000,000 not used for open market purchases of limit order shares will be applied to the purchase of co-investment units from us by Holdings II, at a price of $10.00 per unit, immediately prior to the consummation of a business combination. The co-investment units will be identical to the units sold in this offering, except that they will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders upon conversion of shares held by public stockholders.

Transfer restrictions on securities	Our sponsor has agreed, and its permitted transferees will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•	any of the sponsor shares until 180 days after the consummation of a business combination, or

•	any of the sponsor warrants until 180 days after the consummation of a business combination.

In addition, Holdings II has agreed, and its permitted transferees will agree, not to transfer, assign or sell any limit order shares or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment, subject to certain exceptions described below, until 180 days after the consummation of a business combination.

Notwithstanding, the foregoing, our sponsor and Holdings II will be permitted to transfer all or any portion of such securities to certain permitted transferees described under ‘‘Principal Stockholders — Transfers of Units, Common

Stock and Warrants by our Sponsor and Holdings II.’’ All permitted transferees receiving such securities will agree to be subject to the same transfer restrictions as our sponsor and Holdings II and any such transfers will be made in accordance with applicable securities laws.

Registration rights	Pursuant to a registration rights agreement between us, our sponsor, Holdings II and any other holders of the sponsor shares, the limit order shares, the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants) and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights, in each case commencing 180 days after the consummation of a business combination.

American Stock Exchange listing	We intend to apply to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards.

Proposed ticker symbols for our:

Units	OGH.U

Common stock	OGH

Warrants	OGH.WS

Offering proceeds and proceeds from sale of sponsor warrants to be held in trust	$288,300,000 of the net proceeds of this offering plus the $7,200,000 we will receive from the sale of the sponsor warrants (for an aggregate of $295,500,000 or $9.85 per unit sold to the public in this offering) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement. This amount includes $10,500,000 of the underwriting discount (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) that is being deferred until we consummate a business combination. We believe that the placement of the underwriter’s deferred discount and the purchase price of the sponsor warrants in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our consummation of a business combination.

The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination or our liquidation. Notwithstanding the foregoing, there can be released to us to the extent the funds in the trust account earn interest, (i) up to an aggregate of $5,000,000 to fund expenses related to investigating and selecting a target and our other working capital requirements and (ii) in any amounts we need to pay any federal, state and local tax obligations, including taxes with respect to the trust account. In addition, amounts in the trust account may be used to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence to up to 30 months, as described below. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $150,000 after the payment of the expenses relating to this offering). In the event we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate our trust account.

Underwriter’s deferred discount	The underwriter has agreed to defer $10,500,000 of its underwriting discount (or $12,075,000 if the underwriter’s over-allotment option is exercised in full), equal to 3.5% of the gross proceeds of the public offering, until the consummation of a business combination. Upon the consummation of a business combination, such amount, reduced pro-ratably by the exercise of stockholder conversion rights described below, will be released to the underwriter out of the trust account.

The underwriter will not be entitled to any interest earned on the deferred discount. If we liquidate the trust account, the underwriter has agreed to waive any right it may have to the deferred discount held in the trust account, all of which will be distributed to our public stockholders on a pro rata basis.

Proceeds from exercise of warrants paid to us	None of the warrants may be exercised until after the consummation of a business combination and, thus, after the funds in the trust account have been disbursed.

Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid by us to our sponsor, our executive officers, our directors or their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, other than the following:

•	repayment of a $250,000 loan bearing interest at an annual rate of 3.1%, made by our sponsor to cover offering expenses and other start-up costs;

•	payment of $10,000 per month for up to 30 months (up to an aggregate of $300,000) to Alagem Capital Group, LLC for office space and administrative services;

•	payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination; and

•	reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Amounts held in the trust account that will be released to us upon consummation of a business combination	All amounts held in the trust account that are not:

•	distributed to public stockholders who exercise conversion rights (as described below),

•	released to us as interest income,

•	used to pay taxes with respect to the trust account, or

•	payable to the underwriter for deferred discounts and commissions will be released to us upon the consummation of a business combination.

At the time we complete a business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriter from the trust account deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds of this offering, or $10,500,000, subject to a $0.35 per share reduction for public stockholders who vote against a business combination and exercise their conversion rights. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of a business combination. If a business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including maintenance, improvement or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, the financing of other acquisitions, or working capital.

Conditions to consummating our business combination	Our business combination must occur with one or more targets that together have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as discounted cash flow valuation, capitalization rates, cost per hotel room or value of comparable businesses.

In addition, we must acquire a controlling interest in the target. Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or senior management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire or by contract).

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of a business combination, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of a business combination.

Stockholders must approve business combination	We will seek stockholder approval before we effect a business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with a business combination, we will also seek stockholder approval for a proposal to further amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination.

We will only proceed with a business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders entitled to vote at a duly held stockholders’ meeting,

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock entitled to vote, and

•	conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and (ii) the stockholder vote to approve a business combination).

It is our understanding and intention in every case to structure and consummate a business combination in which approximately 34.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

For purposes of seeking approval of a business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and the approval of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

In connection with the vote required for approving a business combination or extending our corporate existence to up to 30 months from the date of the consummation of this offering, in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by our public stockholders. Our sponsor has also agreed, and its permitted transferees will agree, that they will vote all such shares in accordance with the majority of the shares of common stock voted by our public stockholders with respect to amending our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve a business combination.

Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months.

Our directors, our executive officers, our sponsor and Holdings II have agreed, and their permitted transferees will agree, to vote any shares of common stock purchased in the secondary market in favor of a business combination, an amendment to our amended and restated certificate of incorporation providing for our perpetual existence and an extension of our corporate existence to up to 30 months.

If a vote on a business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to consummate a business combination until 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering.

Upon the consummation of a business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Possible extension of time to consummate a business combination to up to 30 months	If we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering, but we anticipate that we may not be able to consummate a business combination within the 24-month period, we may seek up to a six-month extension to complete a business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Approval of any extension will require the affirmative vote of a majority of our outstanding shares of common stock entitled to vote at the special (or annual) meeting called for the purpose of approving such extension.

In connection with the vote required for any such extension, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of an extension of our corporate existence to up to 30 months. Our directors, our executive officers, our sponsor and Holdings II have agreed, and their permitted transferees will agree, to vote any shares of common stock purchased in the secondary market in favor of an extension of our corporate existence to up to 30 months.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension, subject to the limitation described in this prospectus on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares of common stock included in the units being sold in this offering. However, we will not effect the extension if 35% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete a business combination within the original 24-month period, we will take all necessary action to liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 35% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to consummate the business combination. We will still be required to seek stockholder approval before completing a business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to 30 months we have not effected a business combination, our corporate existence will cease without the need for a stockholder vote and we will take all necessary action to liquidate. Upon our dissolution, the funds held in trust will be distributed to our public stockholders and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidation distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our sponsor has agreed, and its permitted transferees will agree, to waive its right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the sponsor shares. Our directors, our executive officers, our sponsor and Holdings II have not agreed, and their permitted transferees will not agree, to waive their right to participate in any such liquidation distribution in respect of limit order shares or any shares of our common stock purchased in the after-market.

Conversion rights for stockholders voting to reject a business combination or an extension of the time period within which we must complete our business combination	Each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting discount (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes); provided that the business combination is approved and consummated. In addition, any public stockholders voting against the proposed extension of the time period within which we must complete a business combination will be eligible to convert their shares into a pro rata share of the trust account, including both interest earned on the trust account and the deferred underwriting discount (net of taxes payable and up $5,000,000 of interest earned on the trust account that is permitted to be disbursed to use for working capital purposes) if we effect the extension. Our directors, our executive officers, our sponsor, Holdings II and their permitted transferees will not have such conversion rights with respect to the sponsor shares, limt order shares or any shares purchased in the secondary market, as the case may be.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete a business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our public stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of holders of 95% of our outstanding shares of common stock.

It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after the consummation of a business combination or the approval of an extension of the time period within which we must complete a business combination, as applicable. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

The initial per share conversion price is expected to be $9.85 per share. Since this is less than the $10.00 per unit public offering price and may be lower than the market price of the common stock on the date of conversion, public stockholders who exercise their conversion rights would receive upon conversion less than their original or secondary market purchase price.

Procedure for exercising conversion rights	An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete a business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension, the business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the consummation of the business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

In addition, we may require public stockholders, whether they are record holders or hold their shares in ‘‘street name,’’ either to tender their certificates to our transfer agent at any time through the vote on the business combination or the extension or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal fee and it would be the broker’s decision whether or not to pass this cost on the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case a stockholder would have from the time we send out our proxy statement through the vote on the business combination or the extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against a business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Liquidation if no business combination	If we have not consummated a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law (the ‘‘DGCL’’), in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 of the DGCL provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the DGCL will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption.

We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a development stage company, rather than an operating company, and our operations will be limited to searching for prospective targets to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) and prospective targets. While we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target), prospective targets or other entities that are owed money by us for services rendered or contracted for or products sold to us execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

Liability for certain claims	Mr. Alagem has agreed that he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by claims of prospective targets for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target. However, Mr. Alagem will not be liable for any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or in respect of any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.

We will not reimburse Mr. Alagem for payments made by him to ensure that the proceeds in the trust account are not reduced. We believe that our board of directors would be obligated to pursue a potential claim for reimbursement from Mr. Alagem pursuant to the terms of his agreement with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. However, we will have no recourse against Mr. Alagem if any liability occurs with respect to a claim other than a claim by a vendor, service provider, prospective target or other entity that is owed money by us for services rendered or contracted for or products sold to us, as well as claims of prospective targets for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target.

We cannot assure you that Mr. Alagem will be able to satisfy his obligations if he is required to do so. Further, Mr. Alagem is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.85.

Escrow of sponsor shares, sponsor warrants, limit order shares and co-investment units	On the date of the consummation of this offering, our sponsor and its permitted transferees, if any, will place the sponsor shares and sponsor warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Upon the purchase of the limit order shares and co-investment units, if any, Holdings II will place its limit order shares and co-investment units into such escrow account. See ‘‘— The Offering — Transfer restrictions on securities’’ above for a summary of the transfer restrictions on the securities held in escrow.

Waiver by our sponsor, our other current stockholders and the underwriter of participation in liquidation distribution	Our sponsor and its permitted transferees will waive their right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the sponsor shares. However, our directors, our executive officers, our sponsor, Holdings II and their permitted transferees will not waive their right to participate in any liquidation distribution with respect to any limit order shares or any shares of our common stock purchased in the after-market. In addition, the underwriter has agreed to waive its rights to the underwriter’s deferred discount deposited in the trust account in the event we liquidate prior to the consummation of a business combination.

Costs of liquidation	We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may request from the trustee up to $75,000 of interest earned on the trust account to pay for liquidation costs and expenses.

Amended and restated certificate of incorporation; obligations to our stockholders	Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of a business combination, including those providing for (i) stockholder approval of a business combination or extending the time period within which we must consummate a business combination, (ii) conversion rights for stockholders who vote against a business combination or any such extension, and (iii) the termination of our existence after 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering, in accordance with our amended and restated certificate of incorporation and the DGCL, if we have not consummated a business combination. These provisions may only be amended with the affirmative vote of 95% of our outstanding shares of common stock. Although this limitation on our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. We will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to these provisions without the affirmative vote of 95% of our outstanding shares of common stock. We will be contractually obligated not to take such actions pursuant to the underwriting agreement that we will enter into with the underwriter in connection with this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to consummate a business combination with one or more viable targets with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential targets possessing some or all of the characteristics we believe are important. In determining the size of this offering, our executive officers and directors concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan.

We believe that the amount of equity capital raised in this offering, together with our ability to finance an acquisition using equity or debt in addition to the cash held in the trust account, will give us substantial flexibility in pursuing a business combination with one or more targets and structuring a business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more targets that satisfy the requirements of a business combination.

Summary Financial Data

The following table summarizes the relevant financial data as of February 14, 2008 on an actual basis and an as adjusted basis to give effect to the sale of the units in this offering (assuming no exercise of the underwriter’s over-allotment option), including the application of the related proceeds, the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities as if such events had occurred as of February 14, 2008 and should be read together with our financial statements and the notes thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	February 14, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)(2)	$(333,105)	$285,112,018
Total assets(2)	$573,384	$285,362,018
Total liabilities	$608,105	$250,000
Value of common stock that may be converted to cash(3)	$—	$103,424,990
Stockholders’ equity (deficit)	$(34,721)	$181,687,028

(1)	Gives effect to the sale of the units in this offering (assuming no exercise of the underwriter’s over-allotment option), including the application of the related proceeds, the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities as if such events had occurred as of February 14, 2008. These amounts assume the payment to our underwriter of the $10,500,000 of deferred discount held in trust.
(2)	The as adjusted working capital and total assets amounts include the net proceeds from the $300,000,000 of this offering and the $7,200,000 purchase price of the sponsor warrants, $285,000,000 of which will be available to us only upon the consummation of a business combination. The as adjusted working capital and total assets amounts do not include the $10,500,000 to be held in the trust account representing the underwriter’s deferred discount.
(3)	Includes 10,499,999 shares of common stock, at an initial per-share conversion price of $9.85, subject to possible conversion. If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 34.99% of the aggregate number of shares included in the units being sold in this offering at a per share conversion price equal to the aggregate amount then on deposit in the trust account (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes) divided by the number of shares of common stock issued in this offering outstanding at the time of such conversion.

If we have not consummated a business combination within 24 months from the date of the consummation of this offering (or up to 30 months if our stockholders approve an extension), our corporate existence will cease and we will promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account, including the amount of the underwriter’s deferred discount held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us to fund expenses related to investigating and selecting a target and our other working capital requirements), plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor and its permitted transferees will have no right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the sponsor shares.

We will not proceed with a business combination if public stockholders owning 35% or more of the shares of common stock issued in this offering exercise their conversion rights, with such 35% determined on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve a business combination). Accordingly, we may effect a business combination if public stockholders owning up to approximately 34.99% of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is consummated, we could be required to convert to cash from the trust account up to approximately 34.99% of the 30,000,000 shares of common stock issued in this offering, or 10,499,999 shares of common stock (or 12,074,999 shares of common stock if the underwriter’s over-allotment option is exercised in full), at an initial per-share conversion price of $9.85, without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any.

The actual per-share conversion price will be equal to:

•	the amount then on deposit in the trust account, inclusive of any interest earned thereon (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes), calculated as of two business days prior to the consummation of the proposed business combination, divided by

•	the number of shares of common stock issued in this offering outstanding at the time of such conversion.

 Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international operating businesses in the lodging or hospitality sectors. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target with respect to a business combination. We will not generate any revenues or income (other than income on the trust account) until, at the earliest, after the consummation of a business combination.

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend our corporate existence and, accordingly, the date before which we must complete an initial business combination to up to 30 months. As a result, the funds may be held in the trust account for up to two and a half years.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend our corporate existence and, accordingly, the date before which we must complete a business combination, to avoid being required to liquidate, beyond the 24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. Without the option of extending to up to 30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period with which to complete a business combination. As a result we may be able to hold the funds in the trust account for 30 months and thus delay the receipt by you of the funds from the trust account on liquidation.

The period of time we have to complete an initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or other special purpose acquisition companies, which typically have had 18 or 24 months to complete a business combination. As a result, if we do complete a business combination, the proceeds of this offering will remain in trust for a longer period of time before they are released to you.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we will have 24 months from the date of the consummation of this offering within which to consummate a business combination. If we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus, but we anticipate that we may not be able to complete the business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate a business combination by up to six months. The time period in which we must complete a business combination will not be extended unless (i) holders of a majority of the shares of common stock voted by the public stockholders at the special (or annual) meeting called for the purpose of approving such extension, approve the extension and (ii) conversion rights are exercised with respect to less than 35% of the shares of common stock sold in this offering. If we fail to consummate a business combination within this time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating.

We may not be able to find a suitable target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target. We view this obligation to liquidate as an obligation to our public stockholders and we presume that investors will make an investment decision relying, at least in part, on this provision. Neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the consummation of a business combination or upon the affirmative vote of holders of 95% of our outstanding capital stock. If we are forced to liquidate, you may not receive the full amount of your original investment.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash in connection with (i) a business combination that such public stockholder voted against and that is consummated by us or (ii) an extension of the time period within which we must consummate a business transaction that such public stockholder voted against and that is approved. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 35% threshold. This higher threshold will make it easier for us to consummate a business combination, or extend the time period within which we must complete a business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders entitled to vote at our stockholders’ meeting are voted in favor of the business combination and public stockholders owning less than 35% of the shares included in the units being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate a business combination and exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares of common stock included in the units being sold in this offering). Accordingly, public stockholders holding approximately 34.99% of the shares of common stock included in the units being sold in this offering may vote against the business combination, or the extension of time, and exercise their conversion rights and we could still consummate a proposed business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their business combination. Thus, because we permit a larger number of public stockholders to vote against the business combination and exercise their conversion rights, it may be easier for us to consummate a business combination with a target that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination or an extension of the time period within which we must complete a business combination, we will offer each stockholder (but not our sponsor or its permitted transferees with respect to the sponsor shares or Holdings II or its permitted transferees with respect to the limit order shares) the right to have its shares of common stock converted to cash if such stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is approved. Such holder must both vote against such business combination or extension and then exercise its conversion rights to receive a pro rata share of the trust account. Accordingly, if a business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or arrange third party financing to help fund a business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for a business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination or extension of the time period within which we must complete a business combination, we will offer each stockholder (but not our sponsor or its permitted transferees with respect to the sponsor shares or Holdings II or its permitted transferees with respect to limit order shares) the right to have its shares of common stock converted to cash if the stockholder votes against a business combination or the extension and the business combination is approved and consummated or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on a business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must complete a business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights. In addition, in such case, stockholders who tender their shares for conversion will be unable to transfer their shares until their shares are converted to cash or returned.

We may require stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholders’ meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We may impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following a business combination, as well as for administrative ease. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must complete a business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement, in which case, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Additionally, in such case, we will hold the shares of stockholders that elect to convert their shares until such shares are converted to cash or returned to such stockholders. Therefore, during this period, such stockholders will be unable to transfer their shares, and such stockholders’ election to convert their shares will be irrevocable.

If we are forced to liquidate before the consummation of a business combination and distribute the amounts in the trust account, our public stockholders may receive less than $9.85 per share, or less than $9.82 per share if the underwriter’s over-allotment option is exercised in full, and our warrants will expire worthless.

We have 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering within which to consummate a business combination. If we are unable to consummate a business combination within this time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $9.85 per share, or less than $9.82 per share if the underwriter’s over-allotment option is exercised in full, because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor) $9.85 per share, or less than $9.82 per share if the underwriter’s over-allotment option is exercised in full, plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $10,500,000, or $12,075,000 if the underwriter’s over-allotment option is exercised in full, of the underwriter’s deferred discount and the $7,200,000 purchase price of the sponsor warrants.

In addition, if we do not have sufficient funds to pay the costs of liquidation from our remaining assets outside of the trust account, we may request from the trustee up to $75,000 of interest earned on the trust account to pay for liquidation costs and expenses. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time frame. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see ‘‘Proposed Business — Effecting our Business Combination — Dissolution and liquidation if no business combination is consummated.’’

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution will be less than $9.85 per share, or less than $9.82 per share if the underwriter’s over-allotment option is exercised in full.

Our placing of funds in trust may not protect those funds from third-party claims against us. Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation or under indemnity agreements. We intend to pay any claims from our funds not held in trust to the extent such funds are sufficient to do so. Although we will seek to have all vendors, service providers and prospective targets or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.85 per share held in the trust account, or less than $9.82 per share if the underwriter’s over-allotment option is exercised in full, plus interest earned (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes), due to claims of such creditors. If we are unable to consummate a business combination and we liquidate, Mr. Alagem has agreed that he will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as from any prospective targets for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target. We cannot assure you that Mr. Alagem will be able to satisfy those obligations. Mr. Alagem has agreed that in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target or other entity that is owed money by us for services rendered or contracted for or products sold to us, the indemnification from Mr. Alagem will not be available, even if such waiver is subsequently found to be invalid and unenforceable. The indemnification from Mr. Alagem will also be unavailable in respect of any claims under our indemnity of the underwriter against certain liabilities related to this offering.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders.

Promptly after our liquidation in the event a business combination has not been consummated within 24 months (or up to 30 months if our stockholders approve an extension), we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we consummate a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor in possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering. If we have not consummated a business combination within such time frame and amended this provision in connection therewith, pursuant to the DGCL our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence terminates and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the DGCL, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being less than $9.85.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings of the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.

We view the provisions of our amended and restated certificate of incorporation to be obligations to our public stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated, pursuant to the underwriting agreement that we will enter into with the underwriter in connection with this offering, not to amend or waive these provisions without the affirmative vote of 95% of our outstanding shares of common stock prior to a business combination, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 95% of our shares.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified target, we may be deemed to be a blank check company under the United States securities laws. However, since we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances than we would if we were subject to such rule. For a more complete comparison of the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419, see ‘‘Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’

Risks Relating to Our Business Combination

Although we will focus on the lodging and hospitality sectors with which to complete a business combination, we will be able to consummate an initial business combination with a target in any sector and are not limited to any type of business.

Although we intend to focus on identifying targets in the lodging and hospitality sectors, with a particular focus on hotels, resorts and related businesses, and we do not initially intend to seek targets in other sectors (which may be outside of our management’s area of expertise), we will consider an acquisition outside of our target sectors if (i) a target is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or (ii) we are unable to identify a suitable candidate in our target sector after having expended a reasonable amount of time and effort in an attempt to do so.

Accordingly, there is no current basis for you to evaluate possible merits or risks of the particular sector in which we may ultimately operate or the target which we may ultimately acquire. To the extent we complete a business combination with a financially unstable business or an entity in its development stage, we may be affected by numerous risks inherent in the operations of those targets. If we complete a business combination with a target in a sector characterized by a high level of risk, we may be affected by the currently unascertainable risks of that sector. Although our management will endeavor to evaluate the risks inherent in a particular sector, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that our management’s prior experience in the lodging and hospitality sectors will be relevant to the extent we consummate a business combination outside of those sectors.

Additionally, an investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target. Except for the limitations that a business combination must be with one or more targets having an aggregate fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed for working capital purposes and excluding the amount held in the trust account representing deferred underwriting discounts and commissions) at the time of such acquisition, our management will have flexibility in identifying and selecting prospective targets.

The requirement that we consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) may give potential targets leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering. Any potential target with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such targets may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target, we may be unable to consummate a business combination with any target. This risk will increase as we get closer to the time limit referenced above.

Our ability to successfully consummate a business combination and to be successful thereafter will be totally dependent upon the efforts of our board of directors and our executive officers.

Our ability to successfully consummate a business combination is dependent upon the efforts of our board of directors and our executive officers. Our directors or executive officers may not be able to devote sufficient time, effort or attention to us when we need it. None of our current directors or executive officers will have entered into employment or consultant agreements with us prior to a business combination. Further, although we presently anticipate that our current directors and executive officers will remain associated with us following a business combination, some or all of the senior management associated with a target may also remain in place.

We may issue shares of our capital stock to consummate a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation will authorize the issuance of up to 300,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option and after giving effect to our redemption of 1,125,000 sponsor shares as described elsewhere in this prospectus), there will be 262,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock will be available for issuance. Although we have no current intent to issue additional shares, other than as described in this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use a net operating loss carry forwards, if any, and could result in the resignation or removal of some or all of our present executive officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see ‘‘Proposed Business — Effecting our Business Combination — General.’’

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), we may not be able to consummate a business combination.

We currently believe that, upon consummation of this offering, the $150,000 in funds available to us outside of the trust account together with up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We will depend on sufficient income being earned on the proceeds held in the trust account to provide us with up to $5,000,000 of additional working capital we may need to identify one or more targets and to consummate a business combination, as well as to pay any taxes that we may owe. A further decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to raise additional funds to operate or may be forced to liquidate. Neither our sponsor nor any of our directors or officers is under any obligation to loan us money under such circumstances or any other circumstances.

We may use all or a portion of the funds not being placed in trust or that may be released to us from the trust to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target. We could also use a portion of these funds as a down payment, ‘‘reverse break-up fee’’ (a payment to the target company under a merger agreement if the financing for an acquisition is not obtained), or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep targets from ‘‘shopping’’ around for transactions with others on terms more favorable to such targets) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target and were subsequently required to forfeit such funds (whether as a result of our breach or for other reasons) or if we agree to a reverse break-up fee and subsequently were required to pay such fee (whether as a result of failure to obtain the necessary financing or for other reasons), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential acquisition targets. In such event, we would need to obtain additional funds to continue operations. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to consummate a business combination.

Based on publicly available information, as of February 22, 2008, 153 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 47 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another eight will be or have been liquidated. The remaining 73 blank check companies have approximately $13.7 billion in trust and are seeking to consummate business combinations. There are 68 blank check companies that have filed registration statements and are seeking to complete initial public offerings with potentially $12.1 billion in trust. While some of these companies have specific industries in which they must identify a potential target, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination, which, in turn, will result in an increased demand for privately-held companies that may be potential acquisition targets for us in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that currently only 72 of such companies have either consummated a business combination or entered into a definitive agreement or letter of intent for a business combination may indicate that there are fewer attractive targets available to such entities or that many privately-held targets are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses and assets that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous targets that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain targets that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain targets. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction and make us less attractive to a potential target. In addition, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain targets. Also, our obligation in certain instances to convert into cash shares of our common stock may reduce the resources available to us for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Since we have not yet selected any target with which to consummate a business combination, we are unable to currently ascertain the merits or risks of any particular business combination and investors will be relying on management’s ability to source and evaluate potential business combinations.

Because we have not yet identified a prospective target, investors in this offering currently have no basis to evaluate the possible merits or risks of a particular business combination. Our objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, we may enter into a business combination with a target outside these sectors if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders. Although our management and board of directors will evaluate the risks inherent in a particular target, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target. Except for the limitation that a target have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of such business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on the ability of our executive officers, directors and professional advisors to source business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target, see ‘‘Proposed Business — Effecting our Business Combination — General.’’

Limited information is available for privately held targets.

In accordance with our acquisition strategy, we may seek a business combination with one or more privately held companies, or may seek to acquire assets that they own. Generally, very little public information exists about these targets, as compared to public companies, and we may be required to rely on the ability of our board of directors, executive officers and professional advisors to obtain adequate information to evaluate the potential returns from investing in these targets. If we are unable to identify all material information about these targets, then we may not make a fully informed investment decision, and we may lose money on our investments.

Because any target with which we attempt to consummate a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective targets may be limited.

In accordance with the requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target will be required to have certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB. To the extent that a proposed target does not have financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target. These financial statement requirements may limit the pool of potential targets.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to consummate a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 35% or more of the shares of common stock issued in this offering voting against the proposed business combination or an extension of the time period within which we must consummate a business combination and opting to have us redeem their stock for a pro rata share of the trust account, even if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate another target and effect a business combination.

Initially, we may only be able to consummate one business combination, which would cause us to be solely dependent on a single business, asset or property.

The net proceeds from this offering and the private placement of sponsor warrants (excluding the underwriter’s deferred discount of $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) held in trust) will provide us with $285,000,000, which will be held in trust and may be used by us to consummate a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target that has a fair market value significantly in excess of 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of such business combination. Although as of the date of this prospectus we have not engaged or retained, had any discussions (formal or otherwise) with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated in connection with our consummation of a business combination. Consequently, it is probable that we will have the ability to consummate only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related businesses at the same time. However, should our board of directors and executive officers elect to pursue more than one acquisition simultaneously, they could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including an inability to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Accordingly, the prospects for our ability to effect our business strategy may be solely dependent upon the performance of a single business, asset or property.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry. Furthermore, since a business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

Any future joint investments could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

We may, following an initial business combination, co-invest with third parties through partnerships or joint investments in a target. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as us and we may be in competition with them for such business combination targets. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our executive officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target or targets or that the price we are paying for such target or targets is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the target or targets we select have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of a business combination, unless our board is not able to independently determine that the target or targets have a sufficient fair market value. We are also not required to obtain an opinion from an unaffiliated third party that the price we pay for the target or targets is fair to our stockholders. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

Additionally, firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, our stockholders, in addition to our board of directors, will be entitled to rely on any opinion that may be obtained.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement of sponsor warrants will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable targets, or the obligation to convert into cash a significant number of shares of our common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target for a business combination. If we are unable to secure additional financing, and, as a result, we fail to consummate a business combination in the allotted time, we would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations or to reposition, redevelop or renovate a particular property. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our executive officers or directors or our sponsor is required to provide any financing to us in connection with or after the consummation of a business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate a business combination, which may adversely affect our financial condition.

Although we have no current intent as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur debt, we may choose to incur substantial debt to consummate a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt contained covenants restricting our ability to obtain additional financing while such debt was outstanding.

Since we may acquire a target outside the United States, we may encounter risks specific to one or more countries in which our target operates.

If we acquire a target located outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

In addition, if we acquire a target with a substantial business in emerging economies, we could face additional risks, including the following:

•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks; and

•	difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following a business combination, we may face significant liability and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

Foreign currency fluctuations may affect the costs that we incur in any international operations. It is also possible that some or all of our expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Certain regulatory requirements may increase the time and costs of consummating an acquisition.

If we acquire a previously privately owned company, it most likely will incur additional costs to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other public company requirements, which in turn would reduce our earnings. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Risks Relating to the Lodging and Hospitality Sectors

If we consummate a business combination with a target in the lodging or hospitality sectors, we will be subject to all the operating risks common to those sectors.

Operating risks common to the lodging and hospitality sectors include:

•	changes in general economic conditions, including the length and impact of the current economic downturn and the prospects for recovery in the lodging or hospitality sectors, as well as the prospects for improved economic performance in general;

•	consumers’ fears of acts of terrorism, exposures to contagious diseases or the occurrence of natural disasters;

•	consumer sensitivity to both business and personal travel discretionary spending;

•	decreases in the demand for hotel rooms and related lodging services, including a reduction in business and personal travel as a result of general economic conditions;

•	so-called acts of God, such as earthquakes, hurricanes, floods or fires, which could have a material adverse effect on the operations of a particular business, asset or property;

•	cyclical over-building in the hotel and vacation ownership industries;

•	restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations and other governmental and regulatory action, which could result in unexpected costs or otherwise limit our ability to reposition, renovate or otherwise redevelop a particular asset or property; and

•	changes in operating costs including, but not limited to, energy, labor costs (including the impact of unionization on non-unionized properties of the renegotiation of existing union contract on unionized properties), workers’ compensation and health-care related costs, insurance and unanticipated costs related to so-called acts of God and their consequences.

The lodging and hospitality sectors are highly competitive, both for acquisitions of new hotels and other properties, for retained amenity and service companies and for customers.

We will be competing for hotel and related property or business acquisition opportunities with others who have substantially greater financial resources than we do. These competitors may be prepared to accept a higher level of financial risk than we are willing to accept. This competition may have the effect of reducing the number of suitable investment opportunities available to us and increasing our acquisition costs by enhancing the bargaining power of property owners seeking to sell or to enter into management agreements.

Competitive factors in the lodging and hospitality sectors include convenience of location, the quality of the property, room rates, the range and quality of food services and amenities offered and name recognition. Demographic, geographic or other changes in one or more markets of a potential target could impact the convenience or desirability of its hotels, amenities or services and could adversely affect its operations. Also, new or existing competitors could significantly lower rates or offer greater conveniences, services or amenities, or significantly expand, improve or introduce new facilities in the markets in which our target hotels compete.

If we consummate a business combination with a target in the lodging or hospitality sectors, we may be subject to risks generally relating to investments in real property.

We could be subject to the risks that generally relate to investments in real property because we may enter into a business combination with a target that owns or leases hotels, resorts and related businesses. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, and the expenses incurred. In addition, a variety of other factors affect income from properties and real estate value, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and/or time-consuming to develop real property or expand, modify or renovate hotels or other real estate assets. When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire and to sell real property. Finally, under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have a material adverse impact on our results of operations or financial conditions if we consummate a business combination with a target in the lodging or hospitality sectors. In addition, if our properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, our income will be adversely affected.

Our financial condition could be negatively affected if we fail to maintain satisfactory labor relations.

There will be costs associated with operations which are staffed by organized labor. Because of the higher labor costs and the increased risk of strikes and other work-related stoppages that may be associated with union or other organized operations in the hospitality sector, non-unionized competitors may have a competitive advantage in areas where they compete with unionized operations. To the extent we acquire non-union operations which subsequently become unionized, we could incur an increased risk of work stoppages, reduced productivity and higher labor costs. Work stoppages or strikes could adversely affect our operations or increase our costs.

Our operations could be negatively affected if we are unable to manage the timing, budgeting and other risks associated with hotel or resort development or conversion of properties.

Following a business combination, our strategy may be to expand, modify renovate, reposition or otherwise develop real properties we acquire. Major project development and conversion of properties have a number of risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	receipt of zoning, occupancy and other required governmental permits and authorizations;

•	environmental issues with respect to redevelopment or renovation of properties;

•	development costs incurred for projects that are not pursued to completion;

•	defects in design or construction that may result in additional costs to remedy or require all or a portion of a property to be closed during the period required to rectify the situation; and

•	governmental restrictions on the nature or size of a project or timing of completion.

We cannot assure you that any renovation, expansion, modification, repositioning or other development project will be completed on time or within budget.

We will be subject to the risks associated with trends in consumer and business travel.

If we affect a business combination in the lodging or hospitality sectors, we will likely rely in large part on trends in U.S. and international business and consumer travel. Travel is highly sensitive to business and personal discretionary spending levels and tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce travel could reduce our revenues or otherwise negatively affect our results of operations. These may include:

•	price escalation in the airline industry or other travel-related industries due to increased fuel costs or other factors;

•	occurrence of travel-related accidents and concerns about passenger convenience and safety;

•	advances in business technology and communication, such as videoconferencing and online teleconferencing; and

•	consumer fears of acts of terrorism, exposure to contagious diseases or the occurrence of natural disasters.

Risks Relating to Our Securities

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants included in the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies, assets or properties;

•	prior offerings of those companies;

•	our prospects for acquiring one or more targets at attractive values;

•	our capital structure;

•	an assessment of our directors and executive officers and their experience in identifying acquisition candidates and operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

You will experience immediate and substantial dilution from the purchase of our common stock.

Our sponsor paid an aggregate of $25,000, or approximately $0.003 per share, for the 8,625,000 sponsor shares issued and outstanding prior to this offering. The difference between the public offering price per share of common stock (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired the sponsor shares at a nominal price, significantly contributing to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 33% or approximately $3.27 per share (the difference between the pro forma net tangible book value per share of approximately $6.73, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 30,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 4,500,000 warrants to purchase additional shares of our common stock if the over-allotment option that we granted to our underwriter is exercised in full. Immediately prior to the closing of this offering we will issue and sell 7,200,000 sponsor warrants in exchange for $7,200,000 to be deposited in our trust account. We may also issue additional warrants as part of the co-investment units Holdings II will purchase immediately prior to a business combination to the extent Holdings II has not purchased the full $30,000,000 of our common stock pursuant to the limit orders described in this prospectus.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target. In addition, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the number of shares of common stock issuable upon exercise of such holder’s warrants, multiplied by the difference between the exercise price of such warrants and the ‘‘fair market value’’ by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, for the 20 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than if such holder had exercised his warrant for cash.

If we redeem the warrants included in the units offered to the public, the sponsor warrants, which are non-redeemable so long as they are held by the sponsor or its permitted transferees, could provide the sponsor and its permitted transferees with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•	if, and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem such warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Redemption of such warrants could force the public warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

As a result of the sponsor warrants not being subject to redemption so long as they are held by the sponsor or its permitted transferees, holders of such warrants could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of redemption to each warrant holder, and if and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the public warrant holders to exercise such warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell such warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities listed on the American Stock Exchange upon consummation of this offering, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our sponsor, Holdings II or their permitted transferees exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to consummate a business combination.

Our sponsor and its permitted transferees are entitled to require us to register the resale of its sponsor shares and sponsor warrants (and the securities underlying such warrants), commencing on the date the sponsor shares and sponsor warrants are released from escrow, which, except in limited circumstances, will not be before 180 days following the consummation of a business combination. In addition, Holdings II and its permitted transferees are entitled to require us to register the resale of their limit order shares and co-investment units (and the securities underlying such units), commencing on the date their limit order shares and co-investment units are released from escrow, which, except in limited circumstances, will not be before 180 days following the consummation of a business combination. If our sponsor exercises its registration rights with respect to all of the securities beneficially owned by it as of the date of this prospectus, then there will be an additional 14,700,000 shares of our common stock (after giving effect to our redemption of 1,125,000 sponsor shares if the underwriter’s over-allotment option is not exercised) eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target, as the stockholders of the target may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the ‘‘penny stock’’ rules promulgated under the Penny Stock Reform Act of 1990. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in ‘‘penny stocks’’ and that describe the market for these ‘‘penny stocks’’ as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure documents before a transaction in a ‘‘penny stock’’ can be completed.

If our common stock becomes subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may de-list our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock,’’ which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock issuable upon exercise of the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have a contractual obligation to use our commercially reasonable efforts to maintain a current registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock included in the units. In addition, we have agreed to use our commercially reasonable efforts to register the issuance of the shares of common stock issuable upon exercise of the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the issuance of the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the issuance of the shares of common stock issuable upon exercise of the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law may delay or prevent our acquisition by a third party, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and our amended and restated bylaws, which we intend to adopt prior to the completion of this offering, will contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:

•	provisions establishing a board of directors that is divided into three classes with staggered terms;

•	provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and provisions permitting the removal of directors only for cause and with a 66 2/3% stockholder vote;

•	provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our bylaws;

•	provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called;

•	elimination of the right of our stockholders to act by written consent; and

•	provisions prescribing advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.

Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together, these provisions of our amended and restated certificate of incorporation, bylaws and Delaware law may make the removal of management more difficult and may discourage potential takeover attempts that could otherwise involve payment of a premium over prevailing market prices for our securities and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

Risks Related to Our Officers and Directors and Our Sponsor

Our ability to successfully effect a business combination and to be successful thereafter will be dependent upon the efforts of our executive officers and directors, some or all of whom may not continue with us following a business combination.

None of our current executive officers, will have entered into employment or consulting agreements with us prior to a business combination. Further, although we presently anticipate that our directors and executive officers will remain associated with us following a business combination, some or all of the senior management associated with a target may also remain in place.

The determination as to whether the senior management of the target business should remain with us following the business combination will depend in part on the nature of the business combination transaction. We will analyze the experience and skill set of the target’s management in the context of the nature of the business combination in determining whether to retain some or all of the senior management of the target business. We will negotiate as part of the business combination that our initial executive officers and directors remain with us if it is believed that it is in our best interests after the consummation of the business combination. While we intend to closely scrutinize any individuals associated with a target business that we may retain after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct, nor can we assure you that they will choose to remain after a business combination even if we desire them to do so.  These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements.  This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

Our current executive officers may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

None of our executive officers or directors has ever been associated with a blank check company, and such lack of experience could adversely affect our ability to consummate a business combination.

None of our executive officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our executive officers and directors to identify and consummate a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate the trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our units, causing them to incur significant financial losses.

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. Such conflicts of interest could have a negative impact on our ability to consummate a business combination.

While we expect that our current executive officers and directors will devote a portion of their time to our business, they are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our current executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our directors may not be considered ‘‘independent’’ and we thus may not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf and subject to reimbursement.

Although we believe that              of the members of our board of directors are ‘‘independent’’ under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable business combinations, as well as traveling to and from the offices of prospective targets to examine their operations, securities regulators may take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be ‘‘independent,’’ this may not actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may engage in a business combination with one or more targets that have relationships or are affiliated with our executive officers or directors or otherwise have relationships with our sponsor, which may raise potential conflicts.

We may engage in a business combination with one or more targets that have relationships with our executive officers or directors or otherwise have relationships with our sponsor, which may raise potential conflicts. However, we will not acquire potential targets from any affiliate of our sponsor. Additionally, we will not enter into a business combination with any entity in which any of our executive officers, directors or their respective affiliates has a direct equity interest, but we may enter into a business combination with a target in which one of our executive officers, directors or their respective affiliates owns an indirect equity interest or maintains a passive investment. No consideration has been given to any acquisition of any business, asset or property, affiliated with, or owned by, any of our executive officers or directors or our sponsor or to the possibility of any such business combination, and we are unable to predict whether, when or under what circumstances we would pursue or enter into any such business combination. Also, the consummation of a business combination between us and an entity owned by a business in which our executive officers or directors or our sponsor may have an interest could present a conflict of interest.

Our sponsor and our executive officers and directors currently own shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target is appropriate for a business combination.

Our sponsor owns shares of common stock that were issued prior to this offering, but it and its permitted transferees will have no right to participate in any liquidation distribution with respect to those shares of common stock if we are unable to consummate a business combination. In addition, our sponsor has agreed to purchase 7,200,000 warrants directly from us in a private placement immediately prior to the consummation of this offering at a purchase price of $1.00 per warrant for a total purchase price of $7,200,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will expire worthless if we do not consummate a business combination. Mr. Alagem, one of our directors, owns substantially all of the membership interests in our sponsor. Mr. Alagem’s personal and financial interests and the personal and financial interests of our executive officers and our directors may influence their motivation in timely identifying and selecting a target and consummating a business combination. Consequently, the discretion of our executive officers and directors in identifying and selecting a suitable target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts, management may choose a target that is not in the best interests of our public stockholders.

Our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having an indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us. However, prior to the consummation of a business combination, none of our existing officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $10,000 payable to Alagem Capital Group, LLC, (iii) payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination, and (iv) by virtue of their ownership of sponsor shares, limit order shares, sponsor warrants, co-investment units or any securities included in or issuable upon exercise of such securities.

In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our executive officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our executive officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our executive officers and directors may in the future become affiliated with additional entities, including other blank check companies, which may be engaged in activities similar to those intended to be conducted by us. In addition, they may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our executive officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Specifically, Mr. Cohen owes fiduciary duties to Gensler (a global architecture, design, planning and consulting firm), of which he is a director, Governor Wilson owes fiduciary duties to each of NIC, Inc. (a provider of internet-based, electronic government services), The Irvine Company (a real estate development company), U.S. TelePacific Holdings Corp. and TelePacific Communications (providers of local and long distance network solutions and internet services), of which he is a director, and Mr. Wachter owes fiduciary duties to each of Content Partners, LLC (a purchaser of participations in entertainment assets), of which he is co-chairman of the board, and MSA, of which he is a director and Chief Executive Officer. MSA serves as the managing member or general partner of certain limited liability companies or limited partnerships, respectively, which have acquired hospitality or lodging-related interests and may acquire additional hospitality or lodging-related interests in the future. In addition, MSA may serve as the managing member or general partner of other entities that may also acquire hospitality or lodging-related interests. As such, Mr. Wachter may owe fiduciary duties to each of such entities, individual investors and to the clients of MSA. To the extent that any of these individuals identify business combination opportunities that may be suitable for entities to which they have fiduciary duties, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their fiduciary duties to such entities. Accordingly, they may not present business combination opportunities to us.

In addition, Mr. Alagem and Mr. Surloff serve as directors and/or executive officers for our sponsor, Holdings II, Alagem Capital Group, LLC, Oasis West Realty LLC (the entity that owns The Beverly Hilton), Oasis Cabo, LLC (the indirect owner of the Hilton Los Cabos Beach & Golf Resort) and other affiliated entities. In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and Mr. Alagem have agreed, until the earliest of the consummation of a business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering and such time as he ceases to be an executive officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of a target through the direct acquisition of a controlling interest in a target property or through other means as described above) in a target (i) in the lodging or hospitality sectors and (ii) with an enterprise value of greater than $240 million, subject to their fiduciary duties described in this prospectus. Notwithstanding the foregoing, none of our executive officers or Mr. Alagem will be obligated to present to us for our consideration, prior to the presentation to any other entity, any business combination opportunity involving the potential acquisition of a business or asset in the lodging or hospitality sectors located within a one mile radius of The Beverly Hilton or any business combination opportunity involving the properties directly adjacent to the Hilton Los Cabos Beach & Golf Resort.

While we intend to capitalize on the business contacts and relationships of our executive officers and directors, we will not acquire potential acquisition candidates from any affiliate of our sponsor. Additionally, we will not enter into a business combination with any entity in which any of our executive officers, directors or their respective affiliates has a direct equity interest, but we may enter into a business combination with a target in which one of our executive officers, directors or their respective affiliates owns an indirect equity interest or maintains a passive investment. Following a business combination, we will not be subject to the same limitations.

For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled ‘‘Management — Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

The requirement that we consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering may motivate our executive officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Our executive officers and directors and our sponsor may receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with activities on our behalf such as identifying potential target and performing due diligence on suitable business combinations, including traveling to and from the locations of prospective target to examine their operations. The funds for such reimbursement will be provided from the money that is being held outside of the trust account or is permitted to be disbursed to us from the trust account. In the event that we do not effect a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, then any expenses incurred by such individuals in excess of the money being held outside of the trust account or permitted to be disbursed to us from the trust account will not be repaid as we will liquidate at such time. On the other hand, if we consummate a business combination within such time period, those expenses will be repaid by us or the targets. Consequently, our executive officers and directors may have an incentive to approve and consummate a business combination for reasons other than the best interest of our stockholders.

Upon consummation of our offering, our sponsor will continue to exercise significant influence over us and its interests in our business may be different than yours.

Upon consummation of our offering, we expect that our sponsor and its permitted transferees will own a 20% interest in our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants that are subsequently exercised), including the limit order shares, could allow our sponsor and its affiliates to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after consummation of a business combination. The interests of our sponsor and its affiliates and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish. Although our sponsor does not currently intend to purchase units in this offering, our sponsor, our executive officers, our directors or any of their respective affiliates may decide to purchase units in this offering or to purchase our securities in the future in the open market or in private transactions in compliance with our insider trading policy. Any decision to purchase additional securities in this offering or in the open market or in private transactions will likely be based on the offering or trading price of the securities and a determination that the purchase represents an attractive investment opportunity.

In the event our sponsor, our executive officers ,our directors or any of their respective affiliates purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposed business combination and requested conversion of their shares, such selling stockholders would be required to revoke their prior votes against the proposed business combination and to revoke their prior elections to convert their shares and to cast new votes in favor of the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination would have the effect of reducing conversions and increasing votes in favor of the proposed business combination, thereby making it more likely that a proposed business combination would be approved.

We have opted out of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years after the interested stockholder became such. Therefore, subject to certain transfer restrictions described herein, our sponsor may transfer control of us to a third party by transferring our common stock, which would not require the approval of our board of directors or our other stockholders. In addition, such a change of control may not involve a merger or other transaction that would require payment of consideration to our other stockholders. The possibility that such a change of control could occur may limit the price that investors are willing to pay in the future for shares of our common stock.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our amended and restated certificate of incorporation and pursuant to certain indemnity agreements, we have agreed to indemnify our officers and directors against a variety of expenses

(including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our amended and restated certificate of incorporation and indemnity agreements, the amount of money in the trust account may be reduced.

In certain circumstances, our board of directors may be viewed as having breached its fiduciary duty to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders on a pro rata basis promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons thereby exposing our board of directors and our company to claims of punitive damages.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to identify one or more targets or to consummate a business combination;

•	our success in retaining or recruiting, or changes required in, our executive officers or directors following a business combination;

•	our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

•	our executive officers and directors allocating their time in approving a business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to consummate a business combination;

•	our pool of prospective targets;

•	the ability of our executive officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds not held in the trust account or available to us from income on the trust account balance;

•	our financial performance following this offering;

•	consumer fears of acts of terrorism, exposures to contagious diseases or the occurrence of natural disasters;

•	changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations;

•	changes in operating costs, including energy, labor costs, workers’ compensation and health-care related costs, and unanticipated costs related to so-called acts of God and their consequences;

•	changes in general economic and market conditions, particularly levels of spending in the lodging or hospitality sectors in the markets where we may seek to consummate a business combination; and

•	changes in the competitive environment in the lodging or hospitality sectors in the markets where we may seek to consummate a business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We are offering 30,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Proceeds from units offered to public	$300,000,000	$345,000,000
Proceeds from sponsor warrants sold in the private placement	7,200,000	7,200,000
Total gross proceeds	$307,200,000	$352,200,000
Offering expenses(1)(5)
Underwriting commissions (7.00% of gross proceeds from units offered to the public)(2)	$21,000,000	$24,150,000
Legal fees and expenses(3)	750,000	750,000
Accounting fees and expenses(3)	40,000	40,000
Printing and engraving expenses(3)	75,000	75,000
Securities and Exchange Commission registration fee	13,559	13,559
FINRA filing fee	35,000	35,000
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses(3)	66,441	66,441
Total offering expenses	$22,050,000	$25,200,000
Proceeds after offering expenses	$285,150,000	$327,000,000
Total held outside the trust account	$150,000	$150,000
Net offering proceeds held in trust	$285,000,000	$326,850,000
Deferred underwriting discount held in trust	10,500,000	12,075,000
Total held in trust	$295,500,000	$338,925,000
Percentage of gross proceeds held in trust	98.5%	98.2%
Use of net proceeds not held in trust and income disbursed from the trust account(3)(4)
	Amount	% of Total
Legal, accounting and other expenses in connection with any business combination	$3,760,000	73.0%
Legal and accounting fees related to regulatory reporting obligations	400,000	7.8
Payment for office space, administrative and support services(5)(6)	240,000	4.7
Working capital to cover miscellaneous expenses, including director and officer liability insurance premiums	750,000	14.5
Total	$5,150,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee and American Stock Exchange listing fee will be pre-funded with the proceeds of a $250,000 note from our sponsor, as described below. This note payable to our sponsor is payable on February 14, 2009 and may be prepaid in whole or in part by us, at any time without penalty.
(2)	The underwriter has agreed to defer $10,500,000 of its underwriting commissions (or $12,075,000 if the over-allotment option is exercised in full), which equals 3.5% of the gross proceeds of this offering, until consummation of a business combination. Upon consummation of a business combination, the amount of the underwriter’s deferred commissions is reduced pro-ratably by the exercise of stockholder conversion rights and will be paid to the underwriter from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which a business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with a business combination, to fund the purchases of other companies or for working capital.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	The amount of proceeds not held in trust will remain constant even if the underwriter’s over-allotment option is exercised. In addition, up to $5,000,000 of interest earned on the amounts held in the trust account will be available to us to fund expenses related to investigating and selecting a target and our other working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering. In addition, amounts required to pay income taxes may be drawn from the trust account prior to the business combination.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(6)	Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 30 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $300,000 ($10,000 per month for up to 30 months) for the administrative fee payable to Alagem Capital Group, LLC.

Of the net proceeds of this offering, $277,800,000 (or $319,650,000 if the underwriter’s over-allotment option is exercised in full) plus $7,200,000 from the purchase of sponsor warrants, for an aggregate of $285,000,000 (or $326,850,000 if the underwriter’s over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. In addition, $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) of the proceeds attributable to the underwriter’s deferred discount will be deposited into such trust account for a total amount in trust of $295,500,000 (or $338,925,000 if the underwriter’s over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the consummation of a business combination or as part of any liquidation of our trust account (other than payments with respect to shares of common stock for which conversion rights have been exercise by our public stockholders). Notwithstanding the foregoing, there can be released to us to the extent the funds in the trust account earn interest, (i) up to an aggregate of $5,000,000 to fund expenses related to investigating and selecting a target and our other working capital requirements and (ii) in any amounts we need to pay any federal, state and local tax obligations, including taxes with respect to the trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of a target with which we consummate a business combination (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust, less any amounts payable to stockholders exercising conversion rights). Any amounts not paid as consideration to the sellers of the target will be used to finance our operations, which may include the target we acquired on the consummation of the business combination, for maintenance, improvement or expansion of operations of a target, renovation, redevelopment or repositioning of a target property, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may also use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as income, net of income taxes, will be released on closing of a business combination with a target having a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of such business combination.

We may use the $150,000 of net proceeds initially not held in trust and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes for due diligence, legal and accounting fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, ‘‘reverse break-up fee’’ (a payment to the target under a merger agreement if the financing for an acquisition is not obtained), to fund a lock-up or ‘‘no-shop’’ provision (a provision in letters of intent designed to keep targets from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such targets) and, if necessary, to bear the costs of liquidation in the event we are unable to consummate a business combination within 24 months from the date of the consummation of this offering. While we do not have any current intention to use these funds as a down payment or reverse break-up fee or to fund a ‘‘no-shop’’ provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target, the amount that would be used as a down payment or to fund a ‘‘no-shop’’ provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or for other reasons), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential targets. In such case, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target.

We believe that the interest earned on the trust account will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount of such costs, we may be required to raise additional funds, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the income of up to $5,000,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate a business combination. If we complete a business combination, the out-of-pocket expenses incurred by our directors and executive officers prior to the business combination’s closing may become an obligation of the post-combination business, assuming these expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined company. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to or at the time the consummation of the business combination. If the target’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential business combination unfavorably and result in a conflict of interest. We have adopted a policy that, prior to the consummation of a business combination, none of our existing executive officers, directors or sponsor, or any entity with which they are affiliated, will be paid, either by us or a target, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $10,000 payable to Alagem Capital Group, LLC, (iii) payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination, and (iv) by virtue of their ownership of sponsor shares, limit order shares, sponsor warrants, co-investment units or any securities included in or issuable upon exercise of such securities.

With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement that would require us to pay a finder’s fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes). If we are unable to consummate a business combination and we liquidate, Mr. Alagem has agreed to be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective targets for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed a waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account or that may be released from the trust account, Mr. Alagem has agreed to be liable for such fees and expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, we do not expect that any of our executive officers or directors or our sponsor would be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target that we acquire in the business combination, for maintenance, improvement or expansion of operations of a target, renovation, redevelopment or repositioning of a target property, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to effect other acquisitions, or for working capital, as determined by our management or board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target, to make other acquisitions and to pursue our growth strategy.

Our sponsor has made a $250,000 loan to us to cover offering expenses and other start-up costs. The loan bears interest at an annual rate of 3.1% and the principal balance is repayable to our sponsor on February 14, 2009 and may be prepaid, in whole or in part, by us at any time without penalty.

The proceeds held in trust may be invested by the trust agent only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to consummate a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. By restricting the holdings in the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, we will not liquidate and distribute the trust account to holders of our common stock included in the units being sold in this offering until after our existence terminates by operation of law on 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up, reverse break-up fee, repayment of the note from our sponsor or other activities related to this offering or a business combination will exceed $5,150,000 in the aggregate, comprised of $150,000 of net proceeds initially not held in trust plus up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), assuming that a business combination is not consummated during that time.

We intend to pay Alagem Capital Group, LLC, an affiliate of our sponsor, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement is expected to be agreed to by Alagem Capital Group, LLC for our benefit and is not intended to provide our executive officers or directors compensation in lieu of a salary. We believe that the fee expected to be charged by Alagem Capital Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of a business combination or the distribution of the trust account to our public stockholders on a pro rata basis.

A public stockholder (but not our sponsor or its permitted transferees with respect to the sponsor shares) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed to us for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to consummate a business combination, or if such public stockholder exercises his conversion rights in connection with a business combination that the public stockholder voted against and that we actually consummate or an extension of the time period within which we must consummate a business combination that the public stockholder voted against and that was approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor, Holdings II and their permitted transferees are not entitled to convert any of their sponsor shares or limit order shares acquired prior to this offering into a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the underwriter’s deferred discount held in trust excluding any interest earned thereon, net of the pro rata amount of the underwriter’s deferred discount paid to public stockholders who properly exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that the proceeds attributable to the underwriter’s deferred discount will be distributed on a pro rata basis among the public stockholders along with any interest earned thereon (net of taxes thereon).

Dividend Policy

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the consummation of a business combination. After we consummate a business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after a business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future. Further, any credit agreements or other debt agreements we enter into in connection with a business combination or otherwise may restrict or prohibit the payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

Dilution

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our common stock that may be repurchased for cash), by the number of outstanding shares of our common stock.

At February 14, 2008, our net tangible book value was a deficiency of $34,721, or approximately $0.01 per share of common stock. After giving effect to the sale of 30,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at February 14, 2008 would have been $181,687,028, or approximately $6.73 per share, representing an immediate increase in net tangible book value of approximately $6.74 per share to the sponsor as of the date of this prospectus and an immediate dilution of approximately $3.27 per share, or approximately 33%, to our public stockholders.

For purposes of presentation, our pro forma net tangible book value after this offering is $103,424,990 less than it otherwise would have been because if we consummate a business combination, the conversion rights of the public stockholders (but not our directors, our executive officers, our sponsor or Holdings II, to the extent that they purchase any shares of common stock in the aftermarket) may result in the conversion into cash of up to approximately 34.99% of the aggregate number of the shares of common stock issued in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete a business combination from 24 months to up to 30 months, if applicable, at a per-share conversion price equal to the amount then on deposit in the trust account, inclusive of any interest thereon (net of any taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and calculated as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering outstanding at the time of such conversion.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value (deficiency) before this offering	$(0.01)
Increase attributable to new investors from this offering	$6.74
Pro forma net tangible book value after this offering		$6.73
Dilution to new investors		$3.27

The following table sets forth information with respect to our sponsor and the new investors:

	Shares Purchased		Total Consideration		Average Price per share
	Number	Percentage	Amount	Percentage
Sponsor shares(1)	7,500,000	20.0%	$21,739	0.0001%	$0.003
New investors	30,000,000	80.0	300,000,000	99.9999	$10.00
Total	37,500,000	100.0%	$300,021,739	100.0%

(1)	Does not include 1,125,000 shares that are subject to mandatory redemption to the extent the underwriter’s over-allotment option is not exercised. We will only redeem a number of sponsor shares necessary to maintain the 20% ownership interest of our sponsor and its permitted transferees in our issued and outstanding shares after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option.

The pro forma net tangible book value per share after this offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before this offering and sale of sponsor warrants	$(34,721)
Proceeds from this offering and sale of sponsor warrants(1)	285,150,000
Less: proceeds held in trust subject to conversion to cash ((30,000,000 x 35% − 1 share) x $9.85 per share)	(103,424,990)
Less: mandatory redemption of sponsor shares (1,125,000 x $0.003)(2)	(3,261)
$181,687,028
Denominator:
Shares of common stock outstanding prior to this offering(2)	7,500,000
Share of common stock included in the units offered	30,000,000
Less: shares subject to conversion (30,000,000 x 35% − 1 share)	(10,499,999)
27,000,001

(1)	Assumes the payment to our underwriter of the $10,500,000 of deferred underwriting commissions held in trust.
(2)	Assumes the underwriter’s over-allotment option has not been exercised and we have redeemed an aggregate of 1,125,000 sponsor shares at a redemption price of approximately $0.003 per share as a result thereof.

Capitalization

The following table sets forth our capitalization at February 14, 2008 on an actual basis and as adjusted to give effect to the sale of units in this offering and the sale of sponsor warrants in the private placement, as well as the application of the estimated net proceeds derived from the sale of such securities.

	February 14, 2008
	Actual	As Adjusted(1)(2)(3)
Notes payable(4)	$250,000	$250,000
Common stock subject to possible conversion, 0 and 10,499,999 shares, shares at conversion value(5)	$—	$103,424,990
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock, $0.0001 par value (actual: authorized 15,000,000 shares, 8,625,000 shares issued and outstanding; as adjusted: authorized 300,000,000 shares, 27,000,001 shares issued and outstanding (excluding 10,499,999 shares subject to possible conversion))	863	2,700
Additional paid-in capital	24,137	181,744,049
Deficit accumulated during the development stage	(59,721)	(59,721)
Total stockholders’ equity (deficit)	(34,721)	181,687,028
Total capitalization	$215,279	$285,362,018

(1)	Includes the $7,200,000 we will receive from the private placement of the sponsor warrants.
(2)	Assumes the underwriter’s over-allotment option has not been exercised and we have redeemed an aggregate of 1,125,000 sponsor shares at a redemption price of approximately $0.003 per share as a result thereof.
(3)	Assumes the payment to our underwriter of the $10,500,000 of deferred underwriting commissions held in trust.
(4)	Note payable to our sponsor is payable on February 14, 2009 and may be prepaid without penalty in whole or in part, by us at any time, without penalty.
(5)	The conversion rights afforded to our public stockholders may result in the conversion to cash of up to approximately 34.99% of the aggregate number of shares included in the units being sold in this offering on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must complete our business combination from 24 months to 30 months, if applicable, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.85 per share), before payment of deferred underwriting discounts and commissions and including interest earned, net of any income taxes due on such income, which income taxes, if any, shall be paid from the trust account, and net of income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purposes of voting on the extension period, divided by the number of shares included in the units being sold in this offering then outstanding at the time of such conversion.

Selected Financial Data

The following table presents selected financial data as of February 14, 2008 and for the period from January 28, 2008 (date of inception) to February 14, 2008 that has been derived from our financial statements audited by PKF, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. Since we have not had any significant operations to date, the information below is not indicative of results to be expected for future periods. You should read our information in conjunction with ‘‘Capitalization,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our historical financial statements, including the related notes, included elsewhere in this prospectus.

As of February 14, 2008
Balance Sheet Data:
Working capital (deficiency)	$(333,105)
Total assets	573,384
Total liabilities	608,105
Stockholders’ equity (deficit)	(34,721)

For the period from January 28, 2008 (inception) to February 14, 2008
Statement of Operations Data:
Operating expenses	$59,721
Net (loss)	(59,721)
Net (loss) per common share	(0.01)
Average common shares outstanding, including redeemable common shares (basic and diluted)	8,625,000

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more currently unidentified domestic or international operating businesses or assets, which we refer to as a business combination. Our objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, we may enter into a business combination with a target outside these sectors if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target.

We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying financial statements, at February 14, 2008, we had $275,000 in cash and deferred offering costs of $298,384. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of a business combination. We will generate non-operating income in the form of income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur substantially increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our short-term liquidity needs will be satisfied through receipt of $25,000 from the sale of the sponsor shares, and the proceeds of a note payable to our sponsor in an aggregate amount of $250,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $22,050,000 (or $25,200,000 if the underwriter’s over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants in the private placement for a purchase price of $7,200,000, will be $285,150,000 (or $327,000,000 if the underwriter’s over-allotment option is exercised in full). $295,500,000 (or $338,925,000 if the underwriter’s over-allotment option is exercised in full) will be held in trust, which includes $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting commissions. Of the net proceeds from the sale of the units in the offering and the sale of sponsor warrants in the private placement, $150,000 will not be held in trust.

We will use a substantial portion of the net proceeds of this offering in connection with an initial business combination, including identifying and evaluating prospective targets, selecting one or more targets, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting commissions paid to the underwriter) as well as any other net proceeds not expended prior to that time will be used as working capital to finance our operations. Such working capital funds could be used in a variety of ways including continuing or expanding the target’s operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the consummation of a business combination if the funds available to us outside of the trust account were insufficient to cover such expenses. We may also apply the cash released to us from the trust account for general corporate purposes, including for maintenance, improvement or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other businesses or for working capital. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target, to make other acquisitions and to pursue our growth strategy.

As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or up to 30 months if our stockholders approve an extension). We intend to obtain such working capital through this offering and income of up to $5,000,000 on the balance of the trust account that is permitted to be disbursed to us to fund expenses related to investigating and selecting a target and our other working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), assuming a business combination is not consummated during that time. We estimate our primary liquidity requirements during that period to include $3,760,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $240,000 for office space, administrative services and support payable to Alagem Capital Group, LLC, representing $10,000 per month for up to 24 months (or up to $300,000 in the event our stockholders approve an extension); $400,000 for legal and accounting fees related to regulatory reporting requirements; and $750,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance and additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled ‘‘Use of Proceeds.’’

Our sponsor has made a $250,000 loan to us to cover offering expenses and other start-up costs. The loan bears interest at an annual rate of 3.1% and the principal balance is repayable to our sponsor on February 14, 2009 and may be prepaid, in whole or in part, by us at any time without penalty. The proceeds from the loan are being used to pay certain organizational and offering expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $5,000,000 on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to a business combination. Moreover, we may need to obtain additional financing either to consummate a business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against a business combination, or an extension of the time period within which we must consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to document and test our internal control as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal control. We expect that we will assess the internal control of our target or targets preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal control as required. A target or targets may not be in compliance with the provisions of the Sarbanes-Oxley Act. Many small and mid-sized targets we may consider for a business combination may have internal control that needs improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target, we may incur additional expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In February 2008, our sponsor purchased 8,625,000 shares of our common stock, for an aggregate purchase price of $25,000, or $0.003 per share.

Our sponsor has agreed to purchase an aggregate of 7,200,000 warrants at $1.00 per warrant for a total of $7,200,000 in a private placement that will occur immediately prior to this offering.

In addition, prior to the closing of this offering, Holdings II, will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. Any portion of the $30,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us, at a price of $10.00 per unit, immediately prior to the consummation of a business combination. Holdings II will place into escrow, and agree not to transfer, assign or sell any limit order shares or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay Alagem Capital Group, LLC a monthly fee of $10,000 for office space and general administrative services.

Our sponsor has made a $250,000 loan to us to cover offering expenses and other start-up costs. The loan bears interest at an annual rate of 3.1% and the principal balance is repayable to our sponsor on February 14, 2009 and may be prepaid, in whole or in part, by us at any time without penalty. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan are being used to pay certain organizational and offering expenses.

We have agreed to indemnify our officers and directors against certain liabilities and expenses.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 14, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we were newly organized as of February 14, 2008 and have conducted no operations to date.

 Proposed Business

Introduction

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more currently unidentified domestic or international operating businesses or assets, which we refer to as a business combination. Our objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, we may enter into a business combination with a target outside these sectors if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target.

We will have until 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering to consummate a business combination. If we fail to consummate a business combination within the required time frame, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease except for the purposes of winding up our affairs and liquidating.

Business Strategy

We intend to focus our efforts on consummating a business combination in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses. We intend to focus on targets in select urban or established resort areas where we feel long-term market dynamics and opportunities are most attractive. Our management has extensive experience investing in and managing real estate properties across various sectors, including in both urban and resort locations, which we believe will help us successfully implement our business strategy and effect a business combination.

Market Opportunity

We plan to leverage the industry experience of our directors and executive officers to capitalize on what we believe will be a significant opportunity to acquire premium lodging or hospitality businesses or assets in major markets at attractive prices that are below the land and construction costs that would be required to develop a similar asset today. The lodging and hospitality sectors are cyclical in nature, and we believe the recent trend of acquiring properties at high cash flow multiples or low capitalization rates (which are calculated based on the annual cash flow generated by a property divided by the property value), driven by historically high leverage in the real estate industry (including the lodging and hospitality sectors), will leave many single asset and portfolio owners over-leveraged in a slowing economy. We also believe that many property owners may be unable to refinance their properties upon the maturity of existing loans due to currently conservative lending practices. We believe that these factors, coupled with a decline in competition due in part to currently conservative lending practices, will provide opportunities for well-capitalized buyers such as us.

Investment Focus

We will primarily focus on, but are not limited to, effecting a business combination with businesses or assets that possess one or more of the following characteristics:

•	Unique Assets in Top Markets: We intend to focus on unique businesses or assets that are located in select urban or resort markets with major demand generators, such as convention centers, entertainment venues and business headquarters, and significant constraints to new supply due to lack of available land and high development costs. Specifically, we intend to focus on the following:

o	Urban Luxury Hotels/World Class Resort Properties. Unique destination hotels and properties that offer quality services, combined with luxury amenities, such as concierge and butler service, spa, technology and exercise facilities and high quality restaurants and, in the case of resort properties, additional facilities and recreation such as golf, gaming, ski and ocean sport activities. These facilities typically charge the highest room rates.

o	Commercial Group/Convention Hotels. Well-positioned hotels in major urban markets with high barriers to entry and major demand generators, such as convention centers, entertainment venues, and business headquarters. These markets include corporate centers and global destinations such as New York, Los Angeles, San Francisco, Mexico City, London, Paris and select Asian destinations.

•	Repositioning and Developmental Potential: We intend to focus on businesses or assets where we believe there may be a repositioning opportunity as a result of brand conversion, new management, renovations, physical expansion or some combination thereof. We will also seek to effect a business combination with businesses or assets that have potential developmental opportunities, such as the development of condominium units or timeshare units on excess land.

•	Disciplined Asset Management: We intend to focus on consummating a business combination with businesses or assets where we believe we can improve property-level performance and promote long-term asset appreciation through results-driven asset management. We will aim to enhance the value of our investment by (i) identifying and executing strategies intended to maximize the highest and best use of all aspects of the properties, (ii) completing selective capital improvements designed to increase profitability, (iii) market repositioning and (iv) disciplined, yet creative, expense control.

We may enter into a business combination with a target that does not meet the above criteria if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders and would otherwise create in stockholder value.

Competitive Strengths

Experienced Executive Management Team

Beny Alagem, our Chairman of the Board of Directors, Chief Executive Officer and President, has over 30 years of experience acquiring, building, operating and selling private companies. Through ACG, Mr. Alagem has invested in the lodging and hospitality, commercial and industrial real estate, technology, and telecommunications sectors. ACG’s current investments are focused on lodging and hospitality. ACG acquired The Beverly Hilton in Beverly Hills, California in December 2003 and the Hilton Los Cabos Beach & Golf Resort in San Jose del Cabo, Mexico in April 2006. Throughout his career, Mr. Alagem has successfully owned and managed several real estate properties in California, including apartment buildings, commercial office and light industrial buildings and a prominent high-rise residential tower on the Wilshire Corridor in West Los Angeles. In addition to these real estate transactions, ACG formed Calpoint in 2001, a fiber optic telecommunications company, which was sold in late 2003. In 1986, Mr. Alagem co-founded Packard Bell Electronics, a personal computer company. Over a ten-year period, he transformed Packard Bell from a start-up computer company into a multinational technology company with approximately $6 billion in annual sales. Mr. Alagem sold his interest in Packard Bell in 1998 to NEC Corporation.

Samuel Surloff, our Executive Vice President, Secretary and General Counsel, has served as President of ACG since September 2002 and has been instrumental in the success of The Beverly Hilton and the Hilton Los Cabos Beach & Golf Resort investments.

In addition to Mr. Alagem and Mr. Surloff, we will have access to various experienced individuals at ACG, who we expect will assist us in evaluating and effecting a business combination. There are no explicit agreements for the use of these individuals, nor will we incur any expense related to the use of their services.

Expertise in Value Creation in the Lodging and Hospitality Sectors

ACG currently owns two hotels: The Beverly Hilton and the Hilton Los Cabos Beach & Golf Resort.

•	Acquired in December 2003, The Beverly Hilton is a luxurious 569 room hotel in the heart of Beverly Hills, California and is the site of the annual Golden Globe Awards. In 2008, The Beverly Hilton was awarded the prestigious Mobil Four Star distinction by the Mobil Travel Guide for the first time. The Beverly Hilton is the only U.S. property in the Hilton hotel chain to earn this highly-regarded distinction. Receipt of the Four Star distinction followed completion of an extensive $80 million renovation (completed in less than two years with minimal impact on revenue and guest experience) that included repositioning the asset along with extensive retraining of all hotel employees. In addition, ACG is currently involved in the entitlement process for a proposed $500 million redevelopment project that will result in a ‘‘five star’’ luxury hotel and luxury condominiums adjacent to the existing hotel. For the redevelopment project, ACG’s design team includes Gwathmey Siegel & Associates, Gensler and Peter Walker & Partners.

•	Acquired in April 2006, the Hilton Los Cabos Beach & Golf Resort is a Mediterranean-style property with 339 rooms and 36 timeshare units located on an 11.3 acre stretch of beach-front property in San Jose del Cabo, Mexico. Recently, ACG completed an approximately $15 million renovation intended to enhance the guest experience and improve profitability. In addition, ACG implemented an innovative timeshare unit buyback program which increased the available hotels rooms at the property.

As a result of the renovation and repositioning of these hotels, ACG has improved revenue per available room (‘‘RevPAR’’), which is calculated based on average daily room rate multiplied by occupancy rate, of each of these hotels relative to the competitive sets within their respective markets. The competitive set for each hotel consists of a group of four or more direct competitors selected by the hotel’s management and tracked by Smith Travel Research. According to data compiled by Smith Travel Research, The Beverly Hilton’s RevPAR Index (which is a hotel’s RevPAR divided by the average RevPAR of its competitive set multiplied by 100) improved from 88 in 2003 (the hotel was acquired by ACG in December 2003) to 103 in 2007. The Hilton Los Cabos Beach & Golf Resort’s RevPAR Index improved from 107 in 2005 (the hotel was acquired by ACG in April 2006) to 121 in 2007. A RevPAR Index above 100 means that the property achieved a higher RevPAR than its competitive set.

ACG’s ability to improve property-level performance of its hotels, through renovation, repositioning and results-driven asset management, has resulted in value creation for the equity investors of The Beverly Hilton. Specifically, from December 2003 (the acquisition date) through July 2006 (the most recent cash distribution to equity investors) ACG returned approximately 170% of the initial cash investment to the equity investors in The Beverly Hilton, based on the initial cash contributions of such equity investors and total net cash distributions to such equity investors. Furthermore, after giving effect to these cash distributions to such equity investors (which were funded from proceeds of two debt refinancings), ACG and such equity investors continue to own 100% of their equity interests in The Beverly Hilton.

Distinguished Board of Directors

We have secured a distinguished board of directors to complement our breadth and depth of acquisition and industry experience and to augment our ability to effect and successfully manage a business combination. In addition to Mr. Alagem, our board of directors includes Thierry Breton, Andrew P. Cohen, Paul D. Wachter and Pete Wilson, individuals with established track records in the real estate industry, the financial community and international affairs. As former Minister of Economy, Finance and Industry for France and current senior advisor to ACG, Mr. Breton will provide us with advice in evaluating opportunities on a global basis. With over 25 years at Gensler Architecture, Mr. Cohen will provide us with the expertise in planning and designing aspects of real estate. As former Governor of California, former U.S. Senator and current member of the board of directors of The

Irvine Company, Mr. Wilson will provide us with advice in evaluating strategic relationships and real estate transactions. As founder and Chief Executive Officer of Main Street Advisers and former head of the Global Lodging and Gaming Group of Schroder & Co. Inc., Mr. Wachter will provide us with transaction evaluation and execution experience and industry relationships.

Established Deal Sourcing Network

We intend to leverage the extensive contacts and relationships of our executive officers and directors to source, evaluate and execute a business combination. Our executive officers and directors have strong reputations in the marketplace and long-term relationships with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in potential target sectors, in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys and accountants, among others.

We anticipate that potential targets may be brought to our attention from various unaffiliated sources, including investment bankers, real estate industry focused investment banks, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, real estate asset management firms, owners of properties and portfolios of properties and various advisors and experts in the lodging and hospitality sectors, many of whom our management has pre-existing relationships with due to their experience in the lodging and hospitality sectors. Targets may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to targets they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus, may know what types of businesses we are targeting and may have pre-existing relationships with us.

We believe our executive officers and directors will play an important role in assisting us in finding potential targets and negotiating an agreement for a business combination.

Lodging and Hospitality Sectors

Sector Overview

The lodging and hospitality sectors include businesses that provide accommodation, food and beverage, and/or entertainment services such as hotels, casinos, entertainment venues, and cruise ships. The lodging sector, which refers to hotels only, is a diversified and fragmented market with participants operating under various brand names, owners and operators. It is common for a hotel to be owned by one entity, managed by an independent third party pursuant to a management agreement and in some cases branded under a franchise agreement. Smith Travel Research classifies hotel chains into the luxury, upper upscale, upscale, midscale with food and beverage, midscale without food and beverage, economy and independent segments. The luxury segment includes brands such as Four Seasons, Ritz-Carlton and St. Regis, and the upper upscale segment includes brands such as Hilton, Marriott and Westin. Our focus will be on acquiring full-service luxury and upper upscale branded properties.

The lodging and hospitality sectors are influenced by the cyclical relationship between supply of and demand for hotel rooms. Lodging demand growth typically is related to the vitality of the overall economy in addition to local market factors that stimulate travel to specific destinations. Extended periods of strong demand tend to encourage new development. The rate of supply growth may be influenced by a number of factors, including availability of capital, interest rates, construction costs and unique market considerations. Despite the cyclicality of the industry, according to data compiled by Smith Travel Research, U.S. lodging RevPAR has only declined in three of the last twenty years and following these downturns has rebounded quickly. Over the last four years, general economic growth has gradually led to accelerating demand. During this period, the growth of demand has outpaced the growth in supply, driving occupancy and room rate increases resulting in robust RevPAR growth and profitability. U.S. lodging RevPAR growth peaked in 2005 at 8.5% and has grown an additional 14% through the end of 2007, resulting in a record year in terms of U.S. lodging industry revenues.

While 2007 was a record year in terms of total revenues for the U.S. lodging industry, the sector is anticipated to face some challenges in 2008. An increase in U.S. hotel room supply, weaker economic environment, dismal housing market and meltdown in the credit markets have all contributed to deteriorating consumer confidence and a slowing economy, which directly affects demand for travel. Nevertheless, the industry is still expected to experience modest growth primarily driven by increases in room rates offset by a slight decline in occupancies and Smith Travel Research projects RevPAR will grow 4.0% to 4.5% in 2008.

Recent M&A Environment

Since 2003 there has been an active property, portfolio and corporate transaction market in the lodging and hospitality sectors, driven by strong economic growth, increased demand for hospitality services such as tourism and travel and the availability of favorable financing to support acquisitions and expansions. The investor demand culminated in historically high prices and low capitalization rates. According to a January 2007 HVS report, the average capitalization rate on a select set of full service hotel transactions was 5.8% in 2006 as compared to 9% for the last decade. As a result of current economic conditions and the lack of available financing, the current transaction market has slowed considerably. We believe that recent buyers who acquired properties at these prices using significant leverage may be susceptible to a reversal in recent high price and low capitalization rate trends due to tightening credit markets and increasing concern over a slowing economy.

Luxury and Upper Upscale Segments Overview

Due to the premium brand, level of service, desired location and high barriers to entry, we believe that the luxury and upper upscale segments of the lodging industry are attractive for long-term investment. The barriers to entry and supply constraints are a result of the following factors: premium location, lack of available land, high development costs, long permit and development lead times and brand trade area restrictions. As a result, these segments have demonstrated a demand growth vs. supply growth differential that is greater than the overall U.S. lodging industry in thirteen of the last twenty years, allowing the segments to achieve higher RevPAR growth and significantly higher occupancy than the industry average. According to data compiled by Smith Travel Research, in the last twenty years, the luxury and upper upscale segments have averaged a 4.2% annual RevPAR growth, compared to the industry average of 3.5%. During the same period, the luxury and upper upscale segments have averaged an occupancy rate of 69.5% compared to the industry average of 62.7%.

Despite the recent increase in the pace of new hotel construction from its cyclical lows for the overall U.S. lodging industry, we believe there is limited new supply in the luxury and upper upscale segments as the majority of new projects scheduled for completion in the near-term are concentrated in the mid-scale and economy segments and outside of major urban markets. Based on the limited new supply and strong continued demand, we believe that the luxury and upper upscale segments will continue to outperform the overall U.S. lodging industry.

Effecting our Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. Our objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, we may enter into a business combination with a target outside these sectors if our board of directors determines that such transaction is in our best interests and the best interests of our public stockholders. Although we have allocated substantially all of the net proceeds of this offering for the purpose of consummating a business combination, these proceeds are not otherwise designated for more specific purposes. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any target. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target.

Subject to the requirement that a business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination, and we will have virtually unrestricted flexibility in identifying and selecting one or more prospective targets. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target with which we may ultimately consummate a business combination. Although our management will assess the risks inherent in a particular target with which we may enter into a business combination, we cannot assure you that this assessment will result in our identifying all risks that a target may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target.

Sources of targets

We anticipate that potential targets may be brought to our attention from various unaffiliated sources, including investment bankers, at real estate industry focused investment banks, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, real estate asset management firms, owners of properties and portfolios and other members of the financial community and various advisors and experts in the lodging and hospitality sectors, many of whom our directors or executive officers have pre-existing relationships with based on our management’s experience in the lodging and hospitality sectors. Targets may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to targets they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus, may know what types of businesses we are targeting and may have pre-existing relationships with our directors or executive officers.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is), other than (i) the reimbursement of out-of-pocket expenses, (ii) a monthly fee to Alagem Capital Group, LLC, (iii) payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination, and (iv) by virtue of their ownership of sponsor shares, limit order shares, sponsor warrants, co-investment units or any securities included in or issuable upon exercise of such securities. Although some of our executive officers and directors may enter into employment or consulting agreements with the acquired business following a business combination, the presence or absence of any such arrangements will not be used as criteria in our selection process of an acquisition candidate.

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

Specifically, Mr. Cohen owes fiduciary duties to Gensler (a global architecture, design, planning and consulting firm), of which he is a director, Governor Wilson owes fiduciary duties to each of NIC, Inc. (a provider of internet-based, electronic government services), The Irvine Company (a real estate development company), U.S. TelePacific Holdings Corp. and TelePacific Communications (providers of local and long distance network solutions and internet services), of which he is a director, and Mr. Wachter owes fiduciary duties to each of Content Partners, LLC (a purchaser of participations in entertainment assets), of which he is co-chairman of the board, and MSA, of which he is a director and Chief Executive Officer. MSA serves as the managing member or general partner of certain limited liability companies or limited partnerships, respectively, which have acquired hospitality or lodging-related interests and may acquire additional hospitality or lodging-related interests in the future. In addition, MSA may serve as the managing member or general partner of other entities that may also acquire hospitality or lodging-related interests. As such, Mr. Wachter may owe fiduciary duties to each of such entities, individual investors and to the clients of MSA. To the extent that any of these individuals identify business combination opportunities that may be suitable for entities to which they have fiduciary duties, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their fiduciary duties to such entities. Accordingly, they may not present business combination opportunities to us.

In addition, Mr. Alagem and Mr. Surloff serve as directors and/or executive officers for our sponsor, Holdings II, Alagem Capital Group, LLC, Oasis West Realty LLC (the entity that owns The Beverly Hilton), Oasis Cabo, LLC (the indirect owner of the Hilton Los Cabos Beach & Golf Resort) and other affiliated entities. In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and Mr. Alagem have agreed, until the earliest of the consummation of a business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering and such time as he ceases to be an executive officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of a target, through the direct acquisition of a controlling interest in a target property or through other means as described above) in a target (i) in the lodging or hospitality sectors and (ii) with an enterprise value of greater than $240 million, subject to their fiduciary duties described in this prospectus. Notwithstanding the foregoing, none of our executive officers or Mr. Alagem will be obligated to present to us for our consideration, prior to the presentation to any other entity, any business combination opportunity involving the potential acquisition of a business or asset in the lodging or hospitality sectors located within a one mile radius of The Beverly Hilton or any business combination opportunity involving the properties directly adjacent to the Hilton Los Cabos Beach & Golf Resort.

While we intend to capitalize on the business contacts and relationships of our executive officers and directors, we will not acquire potential acquisition candidates from any affiliate of our sponsor. Additionally, we will not enter into a business combination with any entity in which any of our executive officers, directors or their respective affiliates has a direct equity interest, but we may enter into a business combination with a target in which one of our executive officers, directors or their respective affiliates owns an indirect equity interest or maintains a passive investment. Following a business combination, we will not be subject to the same limitations.

We have not identified a target

To date, we have not selected any potential targets on which to concentrate our search for a business combination. None of our sponsor, our directors or our executive officers is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate.

Selection of a target and structuring of a business combination

Subject to the requirement that a business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective targets. In addition, we will not consummate a business combination unless we acquire a controlling interest in the target. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. Additionally, we may acquire a controlling interest by purchasing all or substantially all of the assets or properties of a target. In the event we acquire less than a majority of the voting equity interests in the target, we will enter into contractual arrangements with the target and/or other target equity holders to obtain control of a majority of the voting equity interests in the target.

We have not established any specific attributes or criteria (financial or otherwise) for prospective targets, other than the general guidelines set forth under ‘‘— Business Strategy’’ above. We may consider a variety of factors in evaluating a prospective target, including one or more of the following:

•	results of operations and potential for increased profitability and growth;

•	brand recognition and potential;

•	competitive dynamics including future competitive threats and the target’s competitive position;

•	development of detailed projections, quantification of sensitivity of drivers of growth and profit enhancement;

•	attractiveness of the target’s cash flow generation capability and return on capital employed;

•	reasonableness of the valuation with a particular focus on the multiple of free cash flow, capitalization rate and cost per room. as applicable;

•	quality and depth of the senior management team of a target, or of the third party operators managing properties we seek to acquire as well as the envisioned enterprise in the future;

•	capital requirements; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective.

In evaluating a prospective target, we expect to conduct, in conjunction with third party experts and advisors, an extensive due diligence review which may encompass, among other things, financial due diligence regarding historical and projected results of operations and cash flows, studies of the market penetration indices of the target such as average daily room rate (ADR) occupancy and revenue per available room (RevPAR), interviews with senior management, studies of the relevant market, including historical and projected demand, existing competitive supply and projected additional supply and pricing constraints and opportunities, existing contractual obligations, including the economic terms and duration of any management agreements or franchise agreements encumbering a target business or property, contingent obligations of the target, status of permits and licenses, architectural, structural and mechanical engineering studies (including quality of building construction vis a vis exposure to risks of so-called acts of God), information technology systems and related technology evaluations, environmental studies and comparable property or business related studies, title review, review of zoning and land use restrictions that might limit or delay our ability to renovate, modify or redevelop a property and meetings with government officials or third party experts familiar with the regulatory and development climate in the particular geographic market.

The time required to select and evaluate a target and to structure and consummate a business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target with which a business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business or assets combination.

If we determine to simultaneously acquire several businesses, or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers).

Fair market value of target or targets

Our business combination must occur with one or more targets that have a collective fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as discounted cash flow valuation, capitalization rates, cost per hotel room or value of comparable businesses. If our board of directors is not able to independently determine the fair market value of a business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm that is subject to oversight by FINRA as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

If we acquire less than 100% of the equity interests or assets of a target or targets, the portion of such business or assets that we acquire will be the basis of our valuation for purposes of the 80% of net assets test.

In order to consummate a business combination, we may issue a significant amount of our debt or equity securities to the sellers and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could be diluted and could end up owning a minority of the voting and/or equity interests of the surviving company following a business combination.

Lack of business diversification

While we may seek to effect business combinations with more than one target, a business combination must be with one or more targets whose collective fair market value is at least equal to 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust), as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses or the acquisition of several unrelated properties or assets at the same time. At the time of a business combination, we may not be able to acquire more than one target because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several targets as if they had been combined historically. A simultaneous combination with several targets also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the targets are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of a business combination.

Accordingly, while it is possible that we may attempt to effect a business combination with more than one target, we are more likely to choose a single target if all other factors appear equal. This means that for an indefinite period of time after consummation of a business combination, the prospects for our success may depend entirely on the future performance of a single business, asset or property. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business or owning a single property. By consummating a business combination with only a single entity, our lack of diversification may:

•	increase our risk of exposure to so-called acts of God, such as earthquakes, hurricanes, floods or fires, which could have a material adverse effect on the operations of a particular business, asset or property;

•	increase our risk of sensitivity to consumer spending on both business and personal travel, as well as our risk of consumer fear of acts of terrorism, exposures of contagious diseases or natural disasters; and

•	subject us to negative economic, competitive and regulatory developments in the market in which we operate after a business combination.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the senior management and/or third party operating arrangements of a prospective target when evaluating the desirability of effecting a business combination, the determination as to whether the senior management of the target should remain with us following the business combination will depend in part on the nature of the business combination transaction. We will analyze the experience and skill set of the target’s management in the context of the nature of the business combination in determining whether to retain some or all of the senior management of the target business; however, we cannot assure you that our assessment will prove to be correct, nor can we assure you that they will choose to remain with us after a business combination even if we desire them to do so. Furthermore, the future role of our current directors and executive officers in the target cannot presently be stated with any certainty. While we believe that one or more of our directors and/or executive officers will remain associated with us following a business combination, they may not devote their full efforts to our affairs subsequent to a business combination. We will negotiate as part of the business combination that our initial executive officers and directors remain with us if it is believed that it is in our best interests after the consummation of the business combination. The determination as to whether any or all of our directors and executive officers will remain with us following a business combination will be made at the time of a business combination.

Following a business combination, we may seek to recruit additional executive officers or other key employees to supplement the incumbent senior management of the target. We may also seek to work with a third party operator managing a property we seek to acquire to make changes to the incumbent senior management of the target. We cannot assure you that we will have the ability to recruit additional managers, or those additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent senior management of a target.

Limited available information for privately held targets

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held targets, or may seek to acquire assets that they own. Generally, very little public information exists about these businesses and assets, and we will be required to rely on the ability of our executive officers, directors and professional advisors to obtain adequate information to evaluate the potential returns from such an investment. If we are unable to uncover all material information about these targets, then we may not make a fully informed investment decision, and we may lose money on our investments.

Waiver of claims and liability for certain claims

Prior to consummation of a business combination, we will seek to have all vendors, prospective targets or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. If a potential contracted party refuses to execute such a waiver, then Mr. Alagem will agree to be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, to the extent we do not have working capital outside the trust account (including amounts available for release) sufficient to cover such claims. However, the agreement entered into by Mr. Alagem specifically provides for two exceptions to this indemnity: there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.

There is no guarantee that potential contracted parties will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of a business combination. In addition, the indemnification provided by Mr. Alagem is limited to claims by vendors that do not execute such waivers as described above. Claims by targets or other entities and vendors that execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account would not be indemnified by Mr. Alagem. In the event that this indemnity obligation arose and Mr. Alagem did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and that such enforcement efforts, if necessary, would be brought. We cannot assure you that Mr. Alagem will be able to satisfy those obligations. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Stockholder approval of a business combination

We will seek stockholder approval before we effect a business combination, even if the nature of the transaction would not ordinarily require stockholder approval under applicable state law. In connection with a business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if such business combination is approved.

We will only proceed with a business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders entitled to vote at a duly held stockholders’ meeting,

•	an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding shares of common stock entitled to vote at a duly held stockholders’ meeting, and

•	conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve a business combination).

In connection with seeking the approval of our stockholders for any business combination or the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

It is our understanding and intention in every case to structure and consummate a business combination in which approximately 34.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward. Voting against the proposed business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

Our threshold for conversion rights has been established at 35% although historically blank check companies have used a 20% threshold. This structural change will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 35% threshold entails certain risks described under ‘‘Risk Factors — Risks Related to Our Business.’’

For purposes of seeking approval of a business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes would have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and the approval of an extension of our corporate existence to up to 30 months). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

In connection with the vote required for approving a business combination, the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or extending our corporate existence to up to 30 months from the date of the consummation of this offering, in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by our public stockholders. Our sponsor has also agreed, and its permitted transferees will agree, that they will vote all such shares in accordance with the majority of the shares of common stock voted by our public stockholders with respect to amending our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve a business combination. In addition, Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months.

Our directors, our executive officers, our sponsor and Holdings II have agreed, and their permitted transferees will agree, to vote any shares of common stock purchased in the secondary market in favor of a business combination, an amendment to our amended and restated certificate of incorporation providing for our perpetual existence and an extension of our corporate existence to up to 30 months.

If a vote on a business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to consummate a business combination until 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering.

Upon the consummation of a business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the consummation of this offering within which to effect a business combination. However, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete a business combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by a majority of our stockholders, we would have a total of up to 30 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to 30 months, or if holders of 35% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete a business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 30 months, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the vote of the majority of public stockholders. On the other hand, Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of any such extension of our corporate existence to up to 30 months.

If holders of a majority of our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and less than 35% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting a business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will cease without the need for a stockholder vote and we will liquidate.

Conversion rights

At the time we seek stockholder approval of a business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting discount (net of taxes payable and interest of up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes); provided that a business combination is approved and consummated. In addition, any public stockholders voting against a proposed extension of the time period within which we must complete a business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our directors, our executive officers, our sponsor, Holdings II and their permitted transferees will not have such conversion rights with respect to the sponsor shares, limit order shares or any shares purchased in the secondary market, as the case may be.

The actual per-share conversion price will be equal to the amount in the trust account and calculated as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion (plus any interest earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income, on such amount per share). The initial per share conversion price is expected to be $9.85 per share, or approximately $9.82 per share if the underwriter’s over-allotment option is exercised in full. Since this is less than the $10.00 per unit public offering price and may be lower than the market price of the common stock on the date of conversion, public stockholders who exercise their conversion rights would receive upon conversion less than their original or secondary market purchase price.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete a business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our public stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of holders of 95% of our outstanding shares of common stock.

Subject to the limitation described in this prospectus on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares of common stock included in the units being sold in this offering, an eligible public stockholder may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete a business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against a business combination or an extension, a business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the closing of a business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote. Following the approval of a business combination by our stockholders and until the consummation of a business combination or termination of the definitive agreement relating to the proposed business combination or the approval of an extension until the payment date for stockholders exercising conversion rights, any transfer of shares owned by a public stockho lder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against a business combination or an extension but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after consummation of a business combination or the approval of an extension of the time period within which we must complete a business combination, as applicable. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they may hold.

We may require public stockholders to tender their certificates to our transfer agent prior to the stockholders’ meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the business combination or extension if we impose this requirement. In such case, we will hold the shares of stockholders that elect to convert their shares into a pro rata portion of the trust account until such shares are converted to cash or returned to such stockholders. Therefore, during this period, such stockholders will be unable to transfer their shares, and such stockholders’ election to convert their shares will be irrevocable.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholders’ meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination or extension is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholders’ meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholders’ meeting and the closing of a business combination or the date of the approval of the extension must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholders’ meeting will not be converted into cash.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the business combination or the extension. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on the business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering. If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against a business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Dissolution and liquidation if no business combination is consummated

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the effectiveness of this registration statement, will provide that our corporate existence will cease, without further stockholder approval, 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination or with the affirmative vote of 95% of our outstanding shares of common stock.

If we are unable to consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 of the DGCL provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. In accordance with Delaware law, we will only make liquidation payments to our public stockholders from the trust account after we have made payment or provision for payment with respect to these claims. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then on deposit in the trust account, inclusive of any interest earned on the trust account (net of (i) taxes, (ii) up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us to fund expenses related to investigating and selecting a target and our other working capital requirements and (iii) up to $75,000 that we may request from the trustee to pay for liquidation costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our sponsor and its permitted transferees will have no right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and a subsequent liquidation with respect to the sponsor shares. In addition, the underwriter has agreed to waive its rights to the $10,500,000 of the underwriter’s deferred discount (or $12,075,000 if the over-allotment option is exercised in full) deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $75,000 of interest earned on the trust account from the trustee to pay for liquidation costs and expenses.

If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account income, if any, earned on the trust account, the initial per-share liquidation price would be $9.85 per share eligible to receive distributions, or approximately $9.82 per share if the underwriter’s over-allotment option is exercised in full, or approximately $0.15 and $0.18, respectively, less than the per-unit offering price of $10.00. The per share liquidation price includes $10,500,000 in deferred underwriting discount (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target and that are owed money by us, as well as targets themselves), if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $9.85 per share, or less than $9.82 per share if the underwriter’s over-allotment option is exercised in full, plus income, net of (i) taxes, (ii) up to $5,000,000 disbursed to us for working capital purposes and (iii) up to $75,000 to be withdrawn to pay our expenses of liquidation and dissolution, if necessary, due to claims of creditors. Although we will seek to have all vendors, prospective targets or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

If we dissolve and liquidate prior to consummating a business combination, Mr. Alagem has agreed that he will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target, reduce the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the funds in the trust account, or (ii) any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and Mr. Alagem did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. In the event Mr. Alagem has liability to us under this indemnification arrangement, we cannot assure you that he will have the assets necessary to satisfy those obligations. In addition, the underwriter has agreed to forfeit any rights or claims against the proceeds held in the trust account which includes their deferred underwriter’s discount. Accordingly, the actual per-share liquidation price could be less than $9.85, or less than $9.82 if the underwriter’s over-allotment option is exercised in full, plus interest, due to claims of creditors. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share, or approximately $9.82 per share if the underwriter’s over-allotment option is exercised in full.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months (or up to 30 months if our stockholders approve an extension) following the date of this prospectus in the event a business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85, or less than $9.82 if the underwriter’s over-allotment option is exercised in full, due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective targets to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential targets.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the public stockholder voted against and which is consummated by us or an extension of the time period within which we must consummate a business combination that the public stockholder voted against and that was approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination or extension alone will not result in conversion of a public stockholder’s shares of common stock into a pro rata share of the trust account. Such public stockholder must have also exercised its conversion rights described above.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following a business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes or (v) upon our dissolution and liquidation and to the extent of $75,000 of interest earned to pay our expenses of liquidation and dissolution, if necessary;

•	we will submit any proposed business combination to our stockholders for approval prior to consummating a business combination, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law;

•	we will submit any proposed extension of the time period within which we must consummate a business combination to our stockholders for approval prior to giving effect to any such extension;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus (subject to the limitation described in this prospectus on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares of common stock included in the units being sold in this offering);

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of a business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of a business combination;

•	we will consummate a business combination only if (i) the business combination, is approved by a majority of votes cast by our public stockholders at a duly held stockholders’ meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock entitled to vote and (iii) conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve a business combination); and

•	if we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of a business combination with the affirmative vote of 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of a business combination, if any.

Facilities

We currently maintain our executive offices at 9860 Wilshire Boulevard, Beverly Hills, California 90210. The cost for this space is included in the $10,000 per month fee described above that Alagem

Capital Group, LLC charges us for general and administrative services. We believe that the fee charged by Alagem Capital Group, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

Our executive officers are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have consummated a business combination. The amount of time they will devote in any time period will vary based on whether a target has been selected for a business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have filed a registration statement with the SEC to register our units, common stock and warrants under the Exchange Act, and upon the completion of this offering will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.

Code of Ethics

We will adopt a code of ethics that applies to directors, officers and employees that complies with the rules and regulations of the American Stock Exchange. We will file copies of our code of ethics as exhibits to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

Competition

In identifying, evaluating and selecting a target for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger targets will be limited by our available financial resources. This inherent limitation gives others an advantage in consummating a business combination. Furthermore:

•	our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the business combination or an extension and exercise their conversion rights may reduce the resources available to us for a business combination;

•	we will not consummate a business combination if conversion rights have been exercised with respect to more than 34.99% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve a business combination);

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain targets; and

•	the requirement to effect a business combination with one or more businesses or assets that have a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination, could require us to acquire several assets or businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$277,800,000 of the net offering proceeds ($319,650,000 if the underwriter’s over-allotment option is exercised in full), as well as the $7,200,000 net proceeds from the sale of the sponsor warrants and $10,500,000 in deferred underwriting commissions ($12,075,000 if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account maintained by American Stock Transfer & Trust Company, as trustee.	$251,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	$277,800,000 of the net offering proceeds ($319,650,000 if the underwriter’s over-allotment option is exercised in full), as well as the $7,200,000 net proceeds from the sale of the sponsor warrants and $10,500,000 in deferred underwriting commissions ($12,075,000 if the underwriter’s over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest earned on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest and then (ii) up to $5,000,000 that is permitted to be disbursed to us for working capital purposes, and (iii) in the event of our liquidation for failure to consummate a business combination within the allotted time, up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.
Limitation on fair value or net assets of target	To constitute a business combination, an acquisition must have a fair market value equal to at least a fair market value of at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of such business combination. If we acquire less than 100% of the equity interests or assets of a target or targets, the portion of such businesses or assets that we acquire will be the basis for a valuation for purposes of the 80% net assets test.	The fair value or net assets of a target must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of the consummation of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of our consummation of a business combination and one year from the date of the consummation of this offering, provided that we have an effective registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus is available.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on a business combination and any proposed extension of the time period within which we must complete a business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination or extension. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against a business combination or extension, a business combination is approved and consummated or extension is approved, the public stockholder holds its shares through the closing of a business combination or the approval of the extension and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed business combination or extension. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we consummate a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

	If we are unable to consummate a business combination prior to the date that is 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, our existence will terminate without a further stockholder vote and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and we will distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such income and after distribution to us of income on the trust account balance as described in this prospectus.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except for (i) any taxes paid or due on the interest generated and (ii) up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the consummation of a business combination or the failure to consummate a business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time.

 Management

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Beny Alagem	55	Chairman of the Board of Directors, Chief Executive Officer and President
Samuel M. Surloff	54	Executive Vice President, Secretary and General Counsel
Thierry Breton	53	Director
Andrew P. Cohen	52	Director
Paul D. Wachter	51	Director
Pete Wilson	74	Director

Beny Alagem.    Mr. Alagem has been our Chairman of the board of directors, Chief Executive Officer and President since February 2008. Mr. Alagem has over 30 years experience acquiring, building, operating and selling private companies. Since 2002, Mr. Alagem has served as the chairman and chief executive officer of Alagem Capital Group, LLC, whose current investments are focused in the lodging and hospitality sectors. ACG acquired The Beverly Hilton in Beverly Hills, California in December 2003 and the Hilton Los Cabos Beach & Golf Resort in San Jose del Cabo, Mexico in April 2006. Also, throughout his career, Mr. Alagem has successfully owned and managed several real estate properties in California, including apartment buildings, commercial office and light industrial buildings and a prominent high-rise residential tower on the Wilshire Corridor in West Los Angeles. In addition to these real estate transactions, ACG formed Calpoint in 2001, a fiber optic telecommunications company, which was sold in late 2003. In 1986, Mr. Alagem co-founded Packard Bell Electronics, a personal computer company. Over a ten-year period, he transformed Packard Bell from a start-up computer company into a multinational technology company with $6 billion in annual sales. Mr. Alagem sold his interest in Packard Bell in 1998 to NEC Corporation. Mr. Alagem also serves as a director and executive officer of our Sponsor, Holdings II, Oasis West Realty LLC, the entity which owns the Beverly Hilton and Oasis Cabo, LLC, the indirect owner of the Hilton Los Cabos Beach & Golf Resort. Mr. Alagem also serves as a director and executive officer of other entities that are affiliated with Oasis Group, Inc.

Samuel M. Surloff.    Mr. Surloff has been our Executive Vice President, Secretary and General Counsel since February 2008. Since September 2002, Mr. Surloff has served as the President of Alagem Capital Group, LLC. Mr. Surloff also serves as an executive officer of our sponsor, Holdings II, Oasis West Realty LLC, the entity which owns the Beverly Hilton and Oasis Cabo, LLC, the indirect owner of the Hilton Los Cabos Beach & Golf Resort. Alagem Capital Group, LLC, Oasis West Realty LLC and Oasis Cabo, LLC are affiliates of Oasis Group, Inc. Mr. Surloff also serves as an executive officer of other entities that are affiliates of Oasis Group, Inc. and Mr. Alagem. Mr. Surloff graduated Phi Beta Kappa with a B.A. from the University of Michigan in 1974, and earned his J.D. from Harvard Law School in 1978.

Thierry Breton.    Mr. Breton has been our director since February 2008. Since July 2007, Mr. Breton has been a visiting professor at Harvard Business School and since June 2007, Mr. Breton has been senior advisor to Alagem Capital Group, LLC. From February 2005 to May 2007, Mr. Breton served as the Minister of Economy, Finance and Industry for the nation of France. From September 2002 to February 2005, Mr. Breton served as the Chairman of the Board of Directors and Chief Executive Officer of France Télécom, a telecommunications company. Mr. Breton earned a Master’s Degree in Electrical Engineering from Paris Ecole superieure d’electricite (Supelec). He is also a graduate of the 46th session of the Institute of Higher National Defense Studies.

Andrew P. Cohen.    Mr. Cohen has been our director since February 2008. Mr. Cohen has been employed by Gensler Architecture, Design and Planning Worldwide, a global architecture, design,

planning, and consulting firm for over 25 years. Since October 2005, Mr. Cohen has served as executive director of Gensler. From January 2000 to October 2005, Mr. Cohen served as managing principal and from January 1988 to January 2000, he was a principal. Mr. Cohen is a graduate of Pratt Institute and Fellow of the American Institute of Architects.

Paul D. Wachter.     Mr. Wachter has been our director since February 2008. From 1997 to the present, Mr. Wachter has served as the chief executive officer of Main Street Advisors, Inc., a financial advisory firm and registered investment advisor with the SEC which he founded. From 1993 to 1997, Mr. Wachter was a Managing Director and head of the Global Lodging and Gaming Group, Sports and Leisure Group and west coast investment banking effort of Schroder & Co. Inc., an investment bank. From 1987 to 1993, Mr. Wachter worked at Kidder Peabody & Co., a securities firm, where he founded and was responsible for its Hotel, Resorts and Leisure Group, and managed its investment banking group in Los Angeles. He began his career as an investment banker at Bear, Stearns & Co., Inc., covering the entertainment industry as well as lodging and other industries. From 1982 to 1985, Mr. Wachter worked at Paul, Weiss, Rifkind, Wharton and Garrison as a tax attorney. From 1999 to February 2008, Mr. Wachter was a director of American Skiing Company, a publicly held company that operates ski resorts. He is co-chairman of the board of directors of Content Partners LLC, a private company that purchases passive back-end participations in entertainment assets from talent and other participation owners. Mr. Wachter is chairman of the Investment Committee of the Board of Regents of the University of California. Mr. Wachter received a J.D. from Columbia Law School, where he was a James Kent Scholar and a Harlan Fiske Stone Scholar, and graduated magna cum laude and beta gamma sigma from the Wharton School of the University of Pennsylvania.

Pete Wilson.    Governor Wilson has been our director since February 2008. Governor Wilson served as Governor of the State of California from 1991 until 1999. From 1983 to 1991, Governor Wilson served in the U.S. Senate, representing the State of California. He has also served as the mayor of San Diego, California. During the last five years, he has served at times as, among other things, a distinguished visiting fellow at the Herbert Hoover Institution of Stanford University, a member of the Foreign Intelligence Advisory Board (advisor to President Bush) and a member of the Defense Policy Board (advisor to the Secretary of Defense). Since March 2004 to the present, Governor Wilson has served as of counsel to Bingham McCutchen LLP, a law firm, and as a principal in Bingham Consulting Group, a regulatory consulting firm. Governor Wilson currently serves on the board of directors of NIC, Inc., a publicly held company which is a provider of eGovernment services, where he serves on the audit, compensation and corporate governance and nominating committees. Governor Wilson also serves on the board of directors of The Irvine Company, a privately held real estate development company, and U.S. TelePacific Holdings Corp., a privately held holding company, and its operating subsidiary, TelePacific Communications, a competitive local exchange carrier. He also serves on the board of managers of Thomas Weisel Partners, an investment bank and registered investment company under the Investment Company Act of 1940. Governor Wilson received his A.B. from Yale University, and earned his J.D. from the University of California Berkeley School of Law (Boalt Hall).

Number and Terms of Office of Directors and Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs.        and      , will expire at our first annual meeting of stockholders after this offering in 2009. The term of office of the second class of directors, consisting of Messrs.        and        , will expire at the second annual meeting of stockholders in 2010. The term of office of the third class of directors, consisting of Mr.       , will expire at the third annual meeting of stockholders in 2011.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other officers as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in investing in, owning and operating businesses. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the targets, and structuring, negotiating and consummating their acquisition.

Executive Officer and Director Compensation

None of our executive officers or directors has received or will receive any cash compensation from us for services rendered prior to the consummation of a business combination. Other than (i) the $10,000 per-month administrative fee paid to Alagem Capital Group, LLC and (ii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable business combinations, and (iii) payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to a business combination (regardless of the type of transaction that it is). We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

After the consummation of a business combination, directors or members of our management team who remain with us may be paid a salary or consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholders’ meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholders’ meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

Director Independence

The American Stock Exchange requires that, within one year of listing, a majority of our board of directors must be composed of independent directors, which are defined generally as persons other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Messrs.        ,        , and        are independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings or executive sessions at which only independent directors are present.

Committees of the Board

Upon the consummation of this offering, our board of directors will have two standing committees: an audit committee and a nominating and corporate governance committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable. Under our amended and restated bylaws, the composition of each committee must comply with the listing requirements and other rules of the American Stock Exchange.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs.        ,        and        . Mr.       will serve as the chairman of our audit committee. Subject to the phase-in rules for companies listing securities in an initial public offering, the audit committee will at all times be composed exclusively of ‘‘independent directors’’ within the meaning of the independent director standards of the SEC and the American Stock Exchange. Each member of the audit committee will meet the financial literacy requirements under the rules of the SEC and the American Stock Exchange. In addition, the board of directors has determined that Mr.                     satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	appointing, determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	pre-approving audit services and permitted non-audit services to be performed by our independent auditor;

•	monitoring the independence of the independent auditor;

•	confirming that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing and discussing with management and the independent auditor the annual audited financial statements and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	reviewing and approving related-party transactions;

•	discussing with management risk assessment and risk management policies; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters.

Nominating and Corporate Governance Committee

Effective upon the consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Messrs.     ,    and    . Subject to the phase-in rules for companies listing securities in an initial public offering, the nominating and corporate governance committee will at all times be composed exclusively of ‘‘independent directors’’ within the meaning of the independent director standards of the SEC and the American Stock Exchange. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for selecting director nominees

The guidelines which the committee may consider in selecting nominees, which are specified in the Charter of the Nominating and Corporate Governance Committee, generally provide that persons to be nominated should possess:

•	personal and professional integrity, ethics and values;

•	experience in our industry, in corporate management or as a board member of a another publicly held company; and

•	practical and mature business judgment, including ability to make independent analytical inquiries.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon written request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

We cannot predict with any certainty as to whether or not our executive officers or directors will have a conflict of interest with respect to a particular transaction as such determination would be dependent upon the specific facts and circumstances surrounding such transaction at the time. For instance, if one of our executive officers becomes aware of a particular business opportunity, such executive officer may not have a conflict of interest with respect to such opportunity because it does not fall within the line of business of the entities with which he or she is affiliated and, as a result, he or she could present such opportunity to us without having to present such opportunity to such other entity. Potential investors should be aware of the following potential conflicts of interest:

•	Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our executive officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our executive officers and directors may in the future (including prior to the consummation of a business combination) become affiliated with entities, including other development stage companies, engaged in business activities similar to those we intend to conduct.

•	Our executive officers may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target and timely consummating a business combination.

•	Messrs. Alagem and Surloff may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders since they are affiliated with our sponsor and Holdings II. The sponsor shares, sponsor warrants, limit order shares and co-investment units will be placed in escrow and subject to transfer restrictions until 180 days after the consummation of as business combination. The personal and financial interests of Messrs. Alagem and Surloff may influence his/their motivation in identifying and selecting a target business or completing a business combination.

•	We have adopted a policy that, prior to the consummation of a business combination, none of our officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee to Alagem Capital Group, LLC and (iii) payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination, and (iv) by virtue of their ownership of sponsor shares, limit order shares, sponsor warrants, co-investment units or any securities included in or issuable upon exercise of such securities.

•	We may enter into a business combination with a target in which one of our executive officers, directors or their respective affiliates owns an indirect equity interest or maintains a passive investment.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target as a condition to any agreement with respect to a business combination.

•	Our sponsor and our officers and directors may purchase shares of common stock as part of the units being sold in this offering or in the open market. If they did, they would vote such shares in favor of a business combination.

Specifically, Mr. Cohen owes fiduciary duties to Gensler (a global architecture, design, planning and consulting firm), of which he is a director, Governor Wilson owes fiduciary duties to each of NIC, Inc. (a provider of internet-based, electronic government services), The Irvine Company (a real estate development company), U.S. TelePacific Holdings Corp. and TelePacific Communications (providers of local and long distance network solutions and internet services), of which he is a director, and Mr. Wachter owes fiduciary duties to each of Content Partners, LLC (a purchaser of participations in entertainment assets), of which he is co-chairman of the board, and MSA, of which he is a director and Chief Executive Officer. MSA serves as the managing member or general partner of certain limited liability companies or limited partnerships, respectively, which have acquired hospitality or lodging-related interests and may acquire additional hospitality or lodging-related interests in the future. In addition, MSA may serve as the managing member or general partner of other entities that may also acquire hospitality or lodging-related interests. As such, Mr. Wachter may owe fiduciary duties to each of such entities, individual investors and to the clients of MSA. To the extent that any of these individuals identify business combination opportunities that may be suitable for entities to which they have fiduciary duties, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their fiduciary duties to such entities. Accordingly, they may not present business combination opportunities to us.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In addition, Mr. Alagem and Mr. Surloff serve as directors and/or executive officers for our sponsor, Holdings II, Alagem Capital Group, LLC, Oasis West Realty LLC (the entity that owns The Beverly Hilton), Oasis Cabo, LLC (the indirect owner of the Hilton Los Cabos Beach & Golf Resort) and other affiliated entities. Our executive officers and Mr. Alagem have each agreed, until the earliest of the consummation of a business combination, 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering and such time as he ceases to be an executive officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of a target, through the direct acquisition of a controlling interest in a target property or through other means as described above) in a target (i) in the lodging or hospitality sectors and (ii) with an enterprise value of greater than $240 million, subject to their fiduciary duties described in this prospectus. Notwithstanding the foregoing, none of our executive officers or Mr. Alagem will be obligated to present to us for our consideration, prior to the presentation to any other entity, any business combination opportunity involving the potential acquisition of a business or asset in the lodging or hospitality sectors located within a one mile radius of The Beverly Hilton or any business combination opportunity involving the properties directly adjacent to the Hilton Los Cabos Beach & Golf Resort.

While we intend to capitalize on the business contacts and relationships of our executive officers and directors, we will not acquire potential acquisition candidates from any affiliate of our sponsor. Additionally, we will not enter into a business combination with any entity in which any of our executive officers, directors or their respective affiliates has a direct equity interest, but we may enter into a business combination with a target in which one of our executive officers, directors or their respective affiliates owns an indirect equity interest or maintains a passive investment. Following an initial combination, we will not be subject to the same limitations.

Limitation on Liability and Indemnification of Directors and Officers

As permitted by the DGCL, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions.

As permitted by the DGCL, our amended and restated bylaws provide that:

•	we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. We believe that these provisions and agreements are necessary to attract qualified officers and directors. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

 Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering(1)
Alagem Oasis Holdings LLC(2)	7,500,000	100%	20%
Beny Alagem(2)	7,500,000	100%	20%
Samuel M. Surloff(2)	—	—	—
Thierry Breton(3)	—	—	—
Andrew P. Cohen(4)	—	—	—
Paul D. Wachter(5)	—	—	—
Pete Wilson(6)	—	—	—
All officers and directors as a group (6 persons)	7,500,000	100%	20%

(1)	Does not include 1,125,000 shares of common stock held by our sponsor that are subject to mandatory redemption to the extent the underwriters’ over-allotment option is not exercised in full. If the underwriters’ over-allotment option is exercised in full, our sponsor, our officers and directors, our other current stockholders and their permitted transferees will own 20% of our common stock.
(2)	Messrs. Alagem and Surloff are the sole members ofAlagem Oasis Holdings LLC, and Mr. Alagem has sole voting and dispositive power with respect to the shares of common stock owned by Alagem Oasis Holdings LLC and owns substantially all of the membership interests of Alagem Oasis Holdings LLC. Accordingly, Mr. Alagem is deemed to have beneficial ownership of such shares. Because Mr. Surloff does not have voting or dispositive power with respect to the shares owned by Alagem Oasis Holdings LLC, Mr. Surloff is not deemed to have beneficial ownership of such shares. Each of Messrs. Alagem and Surloff disclaims beneficial ownership of any shares of common stock in which he does not have a pecuniary interest. The address of Alagem Oasis Holdings LLC and Messrs. Alagem and Surloff is c/o Oasis Group, Inc., 9860 Wilshire Boulevard, Beverly Hills, California 90210.
(3)	The address of Mr. Breton is Harvard Business School, Morgan Hall 443, Boston, MA 02163.
(4)	The address of Mr. Cohen is Gensler, 2500 Broadway, Suite 300, Santa Monica, California 90404.
(5)	The address of Mr. Wachter is Main Street Advisors, Inc., 3110 Main Street, Suite 300, Santa Monica, California 90405.
(6)	The address of Governor Wilson is Bingham Consulting Group LLC, 355 S. Grand Avenue, Suite 4400, Los Angeles, California 90071.

In February 2008, our sponsor purchased 8,625,000 shares of our common stock for an aggregate purchase price of $25,000 or approximately $0.003 per share. Our sponsor may transfer or assign a portion of its sponsor shares and/or sponsor warrants to certain of our directors, executive officers or other related parties. Following any such transfer or assignment, the sponsor shares and/or sponsor warrants will remain subject to the same terms and conditions described herein. In addition, our sponsor and Holdings II may transfer or assign a portion of their membership interests, as applicable, to our directors, executive officers or certain third parties.

To the extent the underwriter does not exercise the over-allotment option, up to an aggregate of 1,125,000 sponsor shares held by our sponsor will be subject to mandatory redemption (for a maximum aggregate redemption price of $3,261). We will only redeem a number of sponsor shares necessary to maintain the 20% ownership interest of our sponsor and its permitted transferees in our issued and outstanding shares after this offering (assuming they do not purchase units in this offering) and the exercise, if any, of the underwriter’s over-allotment option.

Immediately after this offering (assuming exercise of the underwriter’s over-allotment option and assuming our sponsor does not purchase units in this offering), our sponsor will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

Our sponsor has entered into an agreement with us to purchase 7,200,000 warrants, at a price of $1.00 per warrant. Our sponsor is obligated to purchase such sponsor warrants from us in a private placement closing immediately prior to the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of a business combination. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.

In addition, prior to the closing of this offering, Holdings II will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such limit order shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination. As a result, Holdings II may be able to influence the outcome of a business combination. Holdings II will not be permitted to exercise conversion rights with respect to any limit order shares but it will participate in any liquidation distribution with respect to such shares. Any portion of the $30,000,000 not used for open market purchases of limit order shares will be applied to the purchase of co-investment units from us by Holdings II, at a price of $10.00 per unit, immediately prior to the consummation of a business combination. The co-investment units will be identical to the units sold in this offering, except that they will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders upon conversion of shares held by public stockholders.

Our sponsor, Holdings II and their permitted transferees, if any, will place their respective sponsor shares, sponsor warrants, limit order shares and co-investment units into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (as described below), the sponsor shares will not be transferable until the earlier of 180 days following the consummation of a business combination and, after the consummation of a business combination, the consummation of a transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Subject to similar limited exceptions, the sponsor warrants, limit order shares and co-investment units and any underlying securities will not be transferable until 180 days after the consummation of a business combination, at which time such securities will be released from the escrow.

Transfers of Units, Common Stock and Warrants by our Sponsor and Holdings II

Pursuant to lock-up provisions in letter agreements to be entered into by our sponsor, our sponsor has agreed, and its permitted transferees will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•	any of the sponsor shares until 180 days after we consummate a business combination, or

•	any of the sponsor warrants (including the common stock issuable upon exercise of the warrants) until 180 days after we consummate a business combination.

In addition, Holdings II has agreed, and its permitted transferees will agree, not to transfer, assign or sell any limit order shares or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment, subject to certain exceptions described below, until 180 days after the consummation of a business combination.

Notwithstanding the foregoing, the sponsor shares, the sponsor warrants, the limit order shares and the co-investment units (including the securities underlying or issuable upon exercise of such securities) will be transferable to the following permitted transferees under the following circumstances:

•	to our sponsor, Holdings II, our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of us, our sponsor or Holdings II and any officers, directors, members and employees of our sponsor or such affiliates;

•	in the case of individuals, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of the individual or to a charitable organization;

•	in the case of an individual pursuant to a qualified domestic relations order;

•	if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor; and

•	to any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.

All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as our sponsor or Holdings II, as applicable, and any such transfers will be made in accordance with applicable securities laws.

Registration Rights

Pursuant to a registration rights agreement between us, our sponsor, Holdings II and any other holders of the sponsor shares, the limit order shares, the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants) and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights, in each case commencing 180 days after the consummation of a business combination.

 Certain Relationships and Related Transactions

In February 2008, we issued an aggregate of 8,625,000 shares of our common stock to our sponsor, for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share.

If the underwriter does not exercise all or a portion of its over-allotment option, up to an aggregate of 1,125,000 sponsor shares will be redeemed in proportion to the portion of the over-allotment option that was not exercised. If such shares are redeemed, we would record the aggregate fair value of the shares redeemed and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the redeemed shares and the price paid to us for such redeemed shares (which would be an aggregate total of approximately $3,261 for all such shares). Upon receipt, such redeemed shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Our sponsor has also agreed to purchase 7,200,000 warrants, at a price of $1.00 per warrant, from us in a private placement to take place immediately prior to the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed, and its permitted transferees will agree, that the sponsor warrants (including the common stock issuable upon exercise of the warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until 180 days after the consummation of a business combination.

In addition, prior to the closing of this offering, Holdings II, which is an affiliate of our sponsor, will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such limit order shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination. As a result, Holdings II may be able to influence the outcome of a business combination. Holdings II will not be permitted to exercise conversion rights with respect to any limit order shares but it will participate in any liquidation distribution with respect to such shares. Any portion of the $30,000,000 not used for open market purchases of limit order shares will be applied to the purchase of co-investment units from us by Holdings II, at a price of $10.00 per unit, immediately prior to the consummation of a business combination. The co-investment units will be identical to the units sold in this offering, except that they will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders upon conversion of shares held by public stockholders.

Alagem Capital Group, LLC has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Alagem Capital Group, LLC $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of salary. We believe that the fee charged by Alagem Capital Group, LLC is at least as favorable as we could have obtained from an unaffiliated person.

Other than (i) the $10,000 per-month administrative fee paid to Alagem Capital Group, LLC, (ii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable business combinations, (iii) payment of customary professional fees to Gensler, for architectural and design services it may perform in connection with evaluating potential targets in a business combination and (iv) by virtue of the ownership of the sponsor shares, limit order shares, sponsor warrants, co-investment units and any securities included in or issuable upon exercise of such securities, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to a business combination (regardless of the type of transaction that it is).

Our sponsor has made a $250,000 loan to us to cover offering expenses and other start-up costs. The loan bears interest at an annual rate of 3.1% and the principal balance is repayable to our sponsor on February 14, 2009 and may be prepaid, in whole or in part, by us at any time without penalty. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan are being used to pay certain organizational and offering expenses.

We will enter into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We will purchase a policy of directors’ and officers’ liability insurance that insures our executive officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our executive officers and directors.

Pursuant to a registration rights agreement between us, our sponsor, Holdings II and any other holders of the sponsor shares, the limit order shares, the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants) and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights, in each case commencing 180 days after the consummation of a business combination.

After a business combination, members of our senior management team who remain with us may be paid a salary or consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholders’ meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any related party, including loans by our officers, directors or their respective affiliates, if any, will be on terms as a whole believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee, which will have access, at our expense, to our attorneys or independent legal counsel. If a transaction with an affiliated third party were found to be on terms as a whole less favorable to us as with an unaffiliated third party, we would not engage in such transaction. No director may participate in approval of a related party transaction for which he is a related party.

All transactions between us and any member of our management team or his respective affiliates prior to the date of this prospectus were approved in each instance by the board of directors at the time of the transaction.

 Description of Securities

General

Our amended and restated certificate of incorporation will authorize the issuance of up to 300,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 8,625,000 shares of common stock will be outstanding (including 1,125,000 sponsor shares subject to mandatory redemption if and to the extent the underwriter’s over-allotment option is not exercised in full). No shares of preferred stock are currently outstanding.

Due to the fact that our amended and restated certificate of incorporation will authorize the issuance of up to 300,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the business combination.

The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units

Public stockholders’ units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering and having issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second Form 8-K or an amended Form 8-K will be filed to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the SEC’s website (www.sec.gov) after it is filed. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Co-investment units

Holdings II will purchase up to $30,000,000 of units for $10.00 per unit immediately prior to the consummation of a business combination to the extent such funds are not used to purchase the limit order shares described in this prospectus. The co-investment units will be identical to the units sold in this offering, except that they will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination, after which time they will be entitled to the registration rights described below under ‘‘— Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies — Registration Rights.’’

Common Stock

Prior to the effective date of this registration statement, 8,625,000 shares of our common stock will be outstanding. This includes an aggregate of 1,125,000 sponsor shares that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own a 20% ownership interest in our issued and outstanding shares of common stock after this offering (assuming they do not purchase units in this offering).

Public shares

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required for approving a business combination or extending our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor has also agreed, and its permitted transferees will agree, that it will vote all such shares in accordance with the majority of the shares of common stock voted by the public stockholders with respect to the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve a business combination. In addition, Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months.

Our directors, our executive officers, our sponsor and Holdings II have agreed, and their permitted transferees will agree, to vote any shares of common stock purchased in the secondary market in favor of a business combination, an amendment to our amended and restated certificate of incorporation providing for our perpetual existence and an extension of our corporate existence to up to 30 months.

Sponsor shares

In February 2008, our sponsor purchased 8,625,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. This includes an aggregate of 1,125,000 sponsor shares that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own a 20% ownership interest in our issued and outstanding shares of common stock after this offering (assuming they do not purchase units in this offering). The sponsor shares are identical to the common stock comprising a part of the units being sold in this offering, except that:

•	our sponsor and its permitted transferees will not be able to exercise conversion rights with respect to the sponsor shares;

•	our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in the same manner as a majority of the shares of common stock voted by the public stockholders at the special or annual stockholders’ meeting called for the purpose of (i) approving a business combination, (ii) approving the amendment to our amended and restated certificate of incorporation providing for our perpetual existence or (iii) extending of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination;

•	our sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the sponsor shares if we fail to consummate a business combination; and

•	the sponsor shares will be placed in escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination.

Our sponsor will be permitted to transfer all or any portion of the sponsor shares to certain permitted transferees described under ‘‘Principal Stockholders — Transfers of Units, Common Stock and Warrants by our Sponsor and Holdings II.’’

Limit order shares

Prior to the closing of this offering, Holdings II will enter into an agreement with Bear, Stearns & Co. Inc. in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which Holdings II will place limit orders for up to $30,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require Holdings II to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such limit order shares will be made by Bear, Stearns & Co. Inc. or another broker dealer selected by such firm and Holdings II. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of a business combination, in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and in favor of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination. As a result, Holdings II may be able to influence the outcome of a business combination. Holdings II will not be permitted to exercise conversion rights with respect to any limit order shares but it will participate in any liquidation distribution with respect to such shares.

The primary purposes of the limit order purchases are to provide liquidity in the market for our shares in the period prior to the stockholders’ meeting to approve our business combination and to provide an opportunity for stockholders who might otherwise elect to convert their shares at the meeting to sell their shares to Holdings II in advance of the meeting. This may make it easier for us to consummate a business combination because Holdings II has agreed, and its permitted transferees will agree, to vote any shares it acquires in favor of the business combination, but it will not limit the ability of public stockholders to exercise their conversion rights at the stockholders’ meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 35% of the shares sold in this offering exercise their conversion rights (calculated as described in this prospectus). The primary purpose of the co-investment is to provide additional capital to us at a time when some stockholders may elect to withdraw their capital by exercising conversion rights. Together, we believe these purchase obligations demonstrate Holdings II’s commitment to our completion of a business combination and to the success of our company following our business combination.

Holdings II will place into escrow, and agree not to transfer, assign or sell any limit order shares purchased pursuant to this agreement, subject to certain exceptions, until 180 days after the consummation of a business combination.

Opportunity for stockholder approval of a business combination

In accordance with our amended and restated certificate of incorporation, we will seek stockholder approval before we effect a business combination, even if the nature of the transaction would not ordinarily require stockholder approval under applicable state law. In connection with a business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if such business combination is approved.

We will proceed with a business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders entitled to vote at a duly held stockholders’ meeting,

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock entitled to vote, and

•	conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve a business combination).

For purposes of seeking approval of a business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence and the approval of an extension of our corporate existence to up to 30 months from the date of the consummation of this offering). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the consummation of this offering within which to effect a business combination. However, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete a business combination by up to an additional six months to avoid being required to liquidate. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to 30 months, or if holders of 35% or more of the shares sold in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete a business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to up to 30 months will require the affirmative vote of the majority of the shares of common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving such extension.

In connection with the vote required for extending our corporate existence to up to 30 months from the date of the consummation of this offering, in the event we have entered into a definitive agreement for, but have not yet consummated, a business combination, our sponsor has agreed, and its permitted transferees will agree, to vote the sponsor shares in accordance with the majority of the shares of common stock voted by our public stockholders. In addition, Holdings II has agreed, and its permitted transferees will agree, to vote all limit order shares in favor of an extension of our corporate existence to up to 30 months.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 35% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to consummate the business combination. We will still be required to seek stockholders approval before completing a business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will cease without the need for a stockholder vote and we will take all necessary action to liquidate. Upon our dissolution, the funds held in trust will be distributed to our public stockholders and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under the DGCL, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidation distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our sponsor has agreed, and its permitted transferees will agree, to waive its right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the sponsor shares. Our directors, our executive officers, our sponsor and Holdings II have not agreed and their permitted transferees will not agree, to waive their right to participate in any such liquidation distribution in respect of limit order shares or any shares of our common stock purchased in the after-market.

Conversion rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of a business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting discount (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes), provided that a business combination is approved and consummated. In addition, any stockholders voting against a proposed extension of the time period within which we must complete a business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our directors, our executive officers, our sponsor, Holdings II and their permitted transferees will not have such conversion rights with respect to the sponsor shares, any limit order shares or any shares purchased in the secondary market, as the case may be.

The actual per-share conversion price will be equal to the amount then on deposit in the trust account (calculated as of two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion plus any interest earned on the proceeds in the trust account in excess of the amount permitted to be disbursed to us for working capital purposes, net of taxes payable on such income. The initial per share conversion price is expected to be $9.85 per share, or approximately $9.82 per share if the underwriter’s over-allotment option is exercised in full. Since this is less than the $10.00 per unit public offering price and may be lower than the market price of the common stock on the date of conversion, public stockholders who exercise their conversion rights would receive upon conversion less than their original or secondary market purchase price.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete a business combination or the stockholder vote required to approve a business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on a business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Dissolution and liquidation if no business combination is consummated

If we have not consummated a business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of the consummation of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the DGCL, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the DGCL will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

Our sponsor and its permitted transferees will have no right to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the sponsor shares. In addition, the underwriter has agreed to waive its rights to the underwriter’s deferred discount deposited in the trust account in the event we liquidate prior to the consummation of a business combination.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including amounts available for release. If such funds are insufficient, we may request from the trustee up to $75,000 of interest earned on the trust account to pay for liquidation costs and expenses.

Other stockholder rights

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination or the extension of time within which we must complete a business combination and the business combination is approved and consummated or the extension is approved.

Preferred Stock

Our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock, in one or more series, with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

On or prior to the date of this prospectus, there will be 7,200,000 warrants outstanding representing the sponsor warrants issued in the private placement.

Public stockholders’ warrants

Each warrant offered to the public in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; and

•                    , 2009 [one year from the date of the consummation of this offering].

The warrants will expire at 5:00 p.m., New York time, on                     , 2013 [five years from the date of the consummation of this offering]; or earlier upon redemption.

The warrants included in the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering and having issued a press release announcing when such separate trading will begin.

We may redeem the outstanding warrants at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share, subject to adjustment as discussed below, for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption. The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of our common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the exercise price of each warrant and the fair market value (as defined below) by (y) the fair market value. For this purpose, the ‘‘fair market value’’ means the average reported last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than if such holder had exercised his warrant for cash.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants offered to the public may be exercised, at the holders’ option, on a cashless basis or by paying the exercise price in cash. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering such warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the exercise price of such warrants and the fair market value by (y) the fair market value. For this purposes, the ‘‘fair market value’’ means the average reported last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, for the 20 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the issuance of such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to maintain a current registration statement relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants will expire worthless. Such expiration would result in each holder purchasing units in this offering paying the full unit purchase price solely for the shares of common stock included in the unit. In addition, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the issuance of such shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holder of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, to the extent warrants are exercised for cash, the warrant exercise price will be paid directly to us and not placed in the trust account.

Sponsor warrants

Our sponsor has agreed to purchase 7,200,000 warrants at a price of $1.00 per warrant for a total of $7,200,000 in a private placement that will occur immediately prior to this offering. The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of a business combination. If we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, then the $7,200,000 purchase price of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor or any of its permitted transferees; and

•	will be placed into escrow and subject to certain transfer restrictions until 180 days after the consummation of a business combination.

Because the sponsor warrants were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

Warrants included in the co-investment units

The warrants included in the co-investment units are identical to the warrants included in the units being sold in this offering, except as described above under ‘‘— Units — Co-investment units.’’

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including requirements that:

•	upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following a business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of up to $5,000,000 of interest earned that is permitted to be disbursed to us for working capital purposes or (v) upon our dissolution and liquidation and to the extent of $75,000 of interest earned to pay our expenses of liquidation and dissolution, if necessary;

•	we will submit any proposed business combination to our stockholders for approval prior to consummating a business combination, even if the nature of the transaction would not ordinarily require stockholder approval under applicable state laws;

•	we will submit any proposed extension of the time period within which we must consummate a business combination to our stockholders for approval prior to giving effect to any such extension;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above (subject to the limitation described in this prospectus on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares of common stock included in the units being sold in this offering);

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes payable and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of a business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of a business combination;

•	we will consummate a business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders entitled to vote at a duly held stockholders’ meeting, (ii) the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock entitled to vote, and (iii) conversion rights have been exercised with respect to less than 35% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must complete a business combination and the stockholder vote to approve a business combination); and

•	if we do not consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of the consummation of this offering, our corporate purposes and powers will thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of a business combination with the affirmative vote of 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of a business combination, if any.

We will enter into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We will purchase a policy of directors’ and officers’ liability insurance that insures our executive officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our executive officers and directors.

In addition, our amended and restated certificate of incorporation will also provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our executive officers or directors or our sponsor in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future in respect of Holdings II or any other fiduciary duties or contractual obligations they may have currently or in the future. See ‘‘Risk Factors — Risks Related to Our Officers and Directors and Our Sponsor — In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our executive officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.’’

Listing

We intend to apply to list our units, warrants and common stock on the American Stock Exchange upon consummation of this offering under the symbols ‘‘OGH.U,’’ ‘‘OGH.WS’’ and ‘‘OGH,’’ respectively.

Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such as income from continuing operations.

Certain Anti-takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a ‘‘business combination’’ with:

•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A ‘‘business combination’’ includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an ‘‘interested stockholder,’’ prior to the date of the transaction;

•	after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Election and removal of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. Each class will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our amended and restated certificate of incorporation and amended and restated bylaws will not provide for cumulative voting in the election of directors.

Stockholder action; special meeting of stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our amended and restated bylaws further provide that special meetings of our stockholders may be only called by our board of directors.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of the amended and restated certificate of incorporation and amended and restated bylaws

Our amended and restated certificate of incorporation will provide that the affirmative vote of the holders of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•	the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment or repeal of our bylaws; and

•	the provisions relating to the restrictions on stockholder actions by written consent.

In addition, the board of directors will be permitted to alter our amended and restated bylaws without obtaining stockholder approval.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Shares Eligible for Future Sale

Immediately after this offering, we will have 37,500,000 shares of common stock outstanding, or 43,125,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 30,000,000 shares included in the units being sold in this offering, or 34,500,000 shares of common stock if the underwriter’s over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (‘‘Rule 144’’).

All of the remaining 7,500,000 shares of common stock, or 8,625,000 shares if the underwriter’s over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, as described below, the SEC has taken the position that these securities would not be eligible for transfer under Rule 144. In addition, those shares of common stock will not be transferable, except to certain permitted transferees, until 180 days after consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target.

After this offering, there will be 7,200,000 sponsor warrants outstanding that upon full exercise will result in the issuance of 7,200,000 shares of common stock to the holders of such warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under ‘‘— Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies — Registration Rights.’’

Rule 144

The SEC has recently adopted amendments to Rule 144 which provide that a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 375,000 shares immediately after this offering (or 431,250 shares if the underwriter exercises its over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale,

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is possible that pursuant to Rule 144 our initial stockholders will be able to sell the sponsor shares and sponsor warrants (and underlying shares) freely without registration one year after we have completed a business combination.

Registration rights

Pursuant to a registration rights agreement between us, our sponsor, Holdings II and any other holders of the sponsor shares, the limit order shares, the co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants) and the sponsor warrants (and the common stock issuable upon exercise of such warrants) will be entitled to demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights, in each case commencing 180 days after the consummation of a business combination.

U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, by beneficial owners of our securities that acquire our securities pursuant to this offering and that hold such securities as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

•	financial institutions

•	regulated investment companies

•	real estate investment trusts

•	tax-exempt entities

•	insurance companies

•	persons holding the shares as part of a hedging, integrated or conversion transaction, constructive sale or ‘‘straddle’’

•	persons who acquired our securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services

•	U.S. expatriates or former long-term residents

•	persons subject to the alternative minimum tax

•	dealers or traders in securities or currencies

•	taxpayers who have elected mark-to-market accounting

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

This summary does not address estate and gift tax consequences or tax consequences under any foreign, state or local laws.

As used in this section, the term ‘‘U.S. person’’ means: (1) an individual citizen or resident of the U.S.; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; and (4) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) it has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this section, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person.

If you are an individual, you may be treated as a resident alien of the U.S., as opposed to a non-resident alien, for U.S. federal income tax purposes if you are present in the U.S. for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, you would count all of the days that you were present in the then-current year, one-third of the days that you were present in the immediately preceding year and one-sixth of the days that you were present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute ‘‘U.S. holders’’ for purposes of the discussion below.

The term ‘‘non-U.S. holder’’ means a beneficial owner of our securities that is neither a U.S. person nor a partnership (the term partnership includes for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

If a partnership is a beneficial owner of our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our securities, you should consult your tax advisor regarding the tax consequences of acquiring, holding and disposing of our securities.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the ‘‘IRS’’) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our securities and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘— Gain or loss on sale, exchange or other taxable disposition of common stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.

With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder generally will be treated as qualified dividends that are subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Dividends (including any constructive distributions treated as dividends on the common stock or warrants as described below) paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms may have to be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the U.S. and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S., are subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and are not subject to the U.S. withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional ‘‘branch profits tax’’ at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

In addition, if we determine that we are likely to be classified as a ‘‘U.S. real property holding corporation’’ (as described below), we may withhold 10% of any distribution made to a non-U.S. holder that exceeds our current and accumulated earnings and profits.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or loss on sale, exchange or other taxable disposition of common stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to certain limitations. In addition, the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon the taxable disposition that is treated as a sale or exchange of (and not a dividend with respect to) our common stock generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the common stock disposed of. Net gain realized by a non-U.S. holder described in clause (i) above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional ‘‘branch profits tax’’ at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) above will be subject to a flat 30 percent tax, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S. If we are or have been a ‘‘U.S. real property holding corporation’’ as described above, gain recognized on a sale, exchange, or other disposition of our common stock or warrants by a non-U.S. holder described in clause (iii) above would be subject to U.S. federal income tax in the same manner as described above with respect to U.S. holders. In addition, upon such disposition, such non-U.S. holder may be subject to a 10% withholding tax on the amount realized on such disposition. Special rules may apply to the determination of the 5% threshold described in clause (iii) above in the case of a holder of a warrant. Holders should consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

We currently are not a ‘‘U.S. real property holding corporation.’’ However, we cannot yet determine whether we will be a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a ‘‘U.S. real property holding corporation’’ if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of common stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under ‘‘— Gain or loss on sale, exchange or other taxable disposition of common stock’’ above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under ‘‘— Dividends and distributions’’ above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the holder, (2) results in a ‘‘complete termination’’ of the holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will be ‘‘not essentially equivalent to a dividend’’ if a holder’s conversion results in a ‘‘meaningful reduction’’ of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’ A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under ‘‘— Dividends and distributions.’’ After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder. In addition, holders should consult their own tax advisors as to whether the conversion right could prevent any portion of a distribution from us from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. holder and qualified dividend income treatment for distributions received by a non-corporate U.S. holder.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’) and the exercise price (i.e., initially, $7.50 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The tax consequences of a cashless exercise of a warrant (i.e., where a portion of the holder’s warrants are surrendered (the ‘‘Surrendered Warrants’’) as the exercise price for other warrants to be exercised (the ‘‘Exercised Warrants’’) as described above under ‘‘Description of Securities — Warrants — Public Stockholders’ Warrants’’) are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a holder’s basis in the common stock received would equal the holder’s basis in the Surrendered Warrants and the Exercised Warrants. If the cashless exercise were treated as not being a gain realization event, a holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the Surrendered Warrants. In this case, a U.S. holder’s tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the Exercised Warrants and a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as such a taxable exchange will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under ‘‘— Gain or loss on sale, exchange or other taxable disposition of common stock’’ above. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as ‘‘U.S. real property interests’’ and the tax consequences resulting from such treatment.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, exchange, redemption, or expiration of a warrant

Upon a sale, exchange (other than by exercise), redemption, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount, if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. The deductibility of capital losses is subject to certain limitations. In addition, the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under ‘‘— Gain or loss on sale, exchange or other taxable disposition of common stock’’ above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock. Because this constructive dividend would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a holder of warrants or shares of common stock, we may, at our option, set off such payments against any subsequent payments of dividends on common stock that would otherwise be paid to such holder.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the U.S. through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

 Underwriting

We intend to offer our units through the underwriter. Subject to the terms and conditions in an underwriting agreement between us and Bear, Stearns & Co. Inc., we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of units listed opposite its name below.

Underwriter	Number of Units
Bear, Stearns & Co. Inc.	30,000,000
Total	30,000,000

The underwriter has agreed to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If the underwriter defaults, the underwriting agreement may be terminated.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of a registration statement in order to allow exercise of the publicly traded warrants.

Commissions and Discounts

The underwriter has advised us that they propose initially to offer the units to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per unit. The underwriter may allow, and the dealers may reallow, a discount not in excess of $     per unit to other dealers. After the public offering, the public offering price, concession and discount may be changed. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$300,000,000	$345,000,000
Underwriting discount(1)	$0.70	$21,000,000	$24,150,000
Proceeds, before expenses(1)	$9.30	$279,000,000	$320,850,000

(1)	The underwriter has agreed to defer $10,500,000, or $12,075,000 if the underwriter’s over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.5% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriter out of the gross proceeds of this offering held in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Upon the consummation of a business combination, the underwriter will be entitled to receive the proceeds attributable to deferred underwriting discounts and commissions held in the trust account, subject to a reduction of $0.35 for each share the holder of which elects to exercise its conversion rights described in the section of this prospectus entitled ‘‘Proposed Business — Effecting Our Business Combination.’’ If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any interest accrued thereon.

The expenses of the offering, excluding the underwriting discount and commissions and related fees, are estimated at $ million and are payable by us.

Over-Allotment Option

We have granted the underwriter an option exercisable for 30 days from the date of this prospectus to purchase a total of up to 4,500,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the underwriter exercise this option in whole or in part, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional units approximately proportionate to the underwriter’s initial commitment amount reflected in the above table.

If the underwriter sells more units than could be covered by the over-allotment option, a naked short position would be created that can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

No Sales of Similar Securities

Subject to certain limited exceptions, the sponsor warrants, limit order shares, co-investment units and sponsor shares will not be transferable until 180 days after the consummation of a business combination, at which respective times such securities will be released from escrow. However, if we engage in a transaction after the consummation of a business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the sponsor shares, limit order shares and co-investment units will no longer apply.

We have also agreed that, prior to the consummation of a business combination, we will not issue any shares of common stock, options or any other securities convertible into common stock or that vote as a class with our common stock in respect of any proposed extension or business combination or that participate in any manner in the proceeds of the trust account, except for the co-investment units or securities issued in connection with a financing in which the net proceeds received by us will be used solely to fund the purchase price in connection with the consummation of a business combination.

Offering Price Determination

Before this offering, there was no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriter and us, and were based on our estimate of the capital required to facilitate a business combination. The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our units to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

American Stock Exchange Listing

We intend to apply to have the units listed on the American Stock Exchange under the symbol ‘‘OGH.U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘OGH’’ and ‘‘OGH.WS,’’ respectively.

Discretionary Units

In connection with this offering, the underwriter may allocate units to accounts over which they exercise discretionary authority. The underwriter does not expect to allocate units to discretionary accounts in excess of 5% of the total number of units in this offering.

Sales in Other Jurisdictions

The underwriter may arrange to sell the units in certain jurisdictions outside the United States through affiliates, either directly where they are permitted to do so or through affiliates.

Notice to Prospective Investors in the United Kingdom

This document and any other material in relation to the units described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘qualified investors’’), or fewer than 100 natural or legal persons in the United Kingdom other than qualified investors which, in both cases, are also (i) investment professionals falling within Article I9(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’); or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order (all such person together being referred to as ‘‘relevant persons’’). Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each purchaser of the units acknowledge that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’), no offer of units may be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time:

•	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of units to the public’’ in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Terms

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential targets or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriter compensation in connection with this offering.

The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses. From time to time, Bear, Stearns & Co. Inc. has provided, and continues to provide, investment banking and other services to Alagem Capital Group, LLC and its affiliates, for which it has received and expects to receive customary fees and commissions.

 Legal Matters

Latham & Watkins LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, as amended, and as such, will pass upon the validity of the securities offered in this prospectus. Latham & Watkins has represented and continues to represent certain of our affiliates from time to time in other matters. Debevoise & Plimpton LLP, New York, New York is acting as counsel to the underwriter.

 Experts

The financial statements of Oasis Group, Inc. as of February 14, 2008 and for the period January 28, 2008 (date of inception) to February 14, 2008, included in this prospectus have been audited by PKF, an independent registered public accounting firm, as stated in their report appearing herein.

 Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Oasis Group, Inc.

We have audited the accompanying balance sheet of Oasis Group, Inc. (a corporation in the development stage) (the ‘‘Company’’) as of February 14, 2008, and the related statements of operations, cash flows and stockholder’s deficit for the period from January 28, 2008 (inception) to February 14, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of February 14, 2008, and the results of its operations and its cash flows for the period from January 28, 2008 (date of inception) to February 14, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has no present revenue, its business plan is dependent upon completion of adequate financing through a Proposed Public Offering and it has a stockholder’s deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are discussed in note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PKF
Certified Public Accountants
A Professional Corporation
Los Angeles, California
February 26, 2008

OASIS GROUP, INC.
(A Corporation in the Development Stage)

Balance Sheet
February 14, 2008

Assets
Current assets – cash	$275,000
Deferred offering costs	298,384
Total assets	$573,384
Liabilities and Stockholder’s Deficit
Current liabilities
Accrued expenses	$358,105
Note payable	250,000
Total current liabilities	608,105
Commitment
Stockholder’s deficit
Common stock, $0.0001 par value per share, 15,000,000 shares authorized, 8,625,000 shares issued and outstanding	863
Additional paid-in capital	24,137
Deficit accumulated during the development stage	(59,721)
Total stockholder’s deficit	(34,721)
Total liabilities and stockholder’s deficit	$573,384

See notes to financial statements

OASIS GROUP, INC.
(A Corporation in the Development Stage)

Statement of Operations
For the Period January 28, 2008 (inception) to February 14, 2008

Formation costs	$59,721
Income taxes	—
Net loss	$59,721
Net loss per share
Weighted average shares outstanding, basic and diluted	8,625,000
Net loss per share, basic and diluted	$0.01

See notes to financial statements

OASIS GROUP, INC.
(A Corporation in the Development Stage)

Statement of Cash Flows
For the Period January 28, 2008 (inception) to February 14, 2008

Cash flows from operating activities
Net loss	$59,721
Increase in accrued expenses	(59,721)
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from note payable	250,000
Proceeds from sale of common stock	25,000
Net cash provided by financing activities	275,000
Net increase in cash	275,000
Cash at beginning of period	—
Cash at end of period	$275,000
Supplemental disclosure of noncash financing activities
Deferred offering costs included in accrued expenses	$298,384

See notes to financial statements.

OASIS GROUP, INC.
(A Corporation in the Development Stage)

Statement of Stockholder’s Deficit
For the Period January 28, 2008 (inception) to February 14, 2008

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Stockholder’s Deficit
	Shares	Amount
Balance at January 28, 2008 (inception)	—	$—	$—	$—	$—
Sale of shares to initial stockholder at $0.003 per share, for cash	8,625,000	863	24,137	—	25,000
Net loss				(59,721)	(59,721)
Balance at February 14, 2008	8,625,000	$863	$24,137	$(59,721)	$(34,721)

See notes to financial statements

OASIS GROUP, INC.
(A Corporation in the Development Stage)

Notes to Financial Statements
February 14, 2008

Note 1 — Organization and business operations

Oasis Group, Inc. (the ‘‘Company’’) is a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction with one or more currently unidentified domestic or international operating businesses or assets, which is referred to herein as a business combination. The Company’s objective is to acquire businesses or assets in the lodging or hospitality sectors, with a particular focus on hotels, resorts and related businesses; however, the Company may enter into a business combination with a target outside these sectors if its board of directors determines that such transaction is in its best interests and the best interests of its public stockholders. If the Company is unable to consummate a business combination, the Company may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional six months. In order to extend the period of time to up to 30 months (i) holders of a majority of the Company’s outstanding shares of common stock entitled to vote must approve the extension and (ii) conversion rights must be exercised with respect to less than 35% of the shares sold in this offering, each as described below. If the Company fails to sign a definitive agreement within such 24-month period or if the Company fails to consummate a business combination within such 24-month period (or up to 30-month period if the Company’s stockholders approve an extension), the Company will liquidate and distribute the proceeds held in the trust account to its public stockholders. The Company has not identified any acquisition target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions with any target. In addition, the Company has not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target.

The Company, incorporated in Delaware on January 28, 2008, is considered in the development stage, and is subject to the risks associated with development stage companies.

At February 14, 2008, the Company had not yet commenced any operations. All activities through February 14, 2008 relate to the Company’s formation and capital raising. Its ability to begin operations is dependent upon the successful consummation of the Proposed Public Offering described in note 2. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has selected December 31 as its fiscal year-end.

Concentration of credit risk

The Company maintains cash in a bank account insured by the FDIC for up to $100,000. The Company has not experienced any losses in the account.

Deferred offering costs

Deferred offering costs consist of legal and professional fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s deficit upon receipt of the capital raised or charged to operations if the Proposed Public Offering is not completed.

Deferred income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are

OASIS GROUP, INC.
(A Corporation in the Development Stage)

Notes to Financial Statements (continued)
February 14, 2008

Note 1 — Organization and business operations   (continued)

expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle sponsor warrants, as calculated using the treasury stock method. During the period January 28, 2008 through February 8, 2008, the sponsor warrants were antidilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted net loss per share.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 2 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 30,000,000 units at an offering price of $10.00 per unit (plus up to an additional 4,500,000 units solely to cover overallotments, if any). Each unit consists of one share of the Company’s common stock and one warrant (the ‘‘Warrants’’). Each Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $7.50. Each Warrant will become exercisable on the later of the Company’s consummation of a business combination and one year from the date of the Proposed Public Offering and expiring five years from the date of the Proposed Public Offering. There will be no distribution from the trust account with respect to the Warrants in the event of a liquidation as described in note 1 above, and such Warrants will expire worthless.

Of the net proceeds the Company receives from the Proposed Public Offering $277,800,000 (or $319,650,000 if the underwriter’s over allotment option is exercised in full) plus $7,200,000 from the purchase of sponsor warrants, for an aggregate of $285,000,000 (or $326,850,000 if the underwriter’s over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. In addition, $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) of the proceeds attributable to the underwriter’s deferred discount will be deposited into such trustee account for a total amount in trust of $295,500,000 (or $338,925,000 if the underwriter’s over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the consummation of a business combination or as part of any liquidation of the Company’s trust account.

Note 2 — Proposed Public Offering   (continued)

The Company may use the $150,000 of net proceeds initially not held in trust and up to $5,000,000 of interest earned on the trust account that is permitted to be disbursed to the Company for working capital purposes for due diligence, legal and accounting fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, ‘‘reverse break-up fee’’ (a payment to the target under a merger agreement if the financing for an acquisition is not obtained), to fund a lock-up or ‘‘no-shop’’ provision (a provision in letters of intent designed to keep targets from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such targets) and, if necessary, to bear the costs of liquidation in the event the Company is unable to consummate a business combination within 24 months from the date of the consummation of this offering.

Notwithstanding the foregoing, there can be released to the Company to the extent the funds in the trust account earn interest, (i) up to an aggregate of $5,000,000 to fund expenses related to investigating and selecting a target and the Company’s other working capital requirements and (ii) in any amounts the Company needs to pay any federal, state and local tax obligations, including income taxes imposed at the applicable rates on income from investments held through the trust account, applicable franchise taxes and any other tax obligations imposed in respect of the trust account.

The Company believes that the interest earned on the trust account will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after the Company has negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if the Company’s estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount of such costs, the Company may be required to raise additional funds, the amount, availability and cost of which is currently unascertainable.

Note 3 — Note payable

The Company issued an unsecured promissory note in an aggregate principal amount of $250,000 on February 14, 2008 to the Sponsor. The note bears interest at a rate of 3.1% per annum and is payable, with accrued interest, on February 14, 2009. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 4 — Income taxes

Components of the Company’s deferred tax assets are as follows:

Net operating loss carry forward	$15,000
Less valuation allowance	(15,000)
Total	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

The effective tax rate differs from the statutory rate of 43% due to the establishment of the valuation allowance.

Note 5 — Commitment

The Company intends to utilize certain office space in Los Angeles, California, and obtain administrative, technology and secretarial services to be provided by Alagem Capital Group, LLC, a

Note 3 — Note payable   (continued)

company affiliated with the Sponsor, until a business combination is consummated or the Company liquidates. The Company has agreed to pay $10,000 per month for such services for up to 30 months (up to an aggregate of $300,000).

Note 6 — Equity Securities

The Company’s sponsor, Alagem Oasis Group Holdings LLC (the ‘‘Sponsor’’), purchased 8,625,000 shares of the Company’s common stock (‘‘Sponsor Shares’’) on February 14, 2008 for $25,000 in cash, or approximately $0.003 per share. The Sponsor Shares are identical to the common stock included in the units being sold in the Proposed Public Offering, except that:

•	the Sponsor and its permitted transferees will not be able to exercise conversion rights with respect to the Sponsor Shares;

•	the Sponsor has agreed, and its permitted transferees will agree, to vote the Sponsor Shares in the same manner as a majority of the shares of the Company’s common stock voted by the public stockholders at the special or annual stockholders’ meeting called for the purpose of (i) approving a business combination, (ii) approving the amendment to the Company’s amended and restated certificate of incorporation providing for the Company’s perpetual existence or (iii) extending of the Company’s corporate existence to up to 30 months from the date of the consummation of the Proposed Public Offering in the event the Company has entered into a definitive agreement for, but have not yet consummated, a business combination;

•	the Sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the Sponsor Shares if the Company fails to consummate a business combination; and

•	the Sponsor Shares will be placed in escrow and subject to certain transfer restrictions until 180 days year after the consummation of a business combination

In the event underwriter of the Proposed Public Offering does not exercise all or a portion of the over-allotment option, the Sponsor has agreed that up to an aggregate of 1,125,000 Sponsor Shares will be redeemed in proportion to the portion of the over-allotment option that was not exercised so that the Sponsor Shares will represent a 20% ownership interest in the Company’s issued and outstanding shares of common stock after the Proposed Public Offering is consummated (assuming the Sponsor does not purchase units in the Proposed Public Offering). To the extent such shares are redeemed, the Company would record the aggregate fair value of the shares redeemed and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the redeemed shares and the price paid to the Company for such redeemed shares (which would be an aggregate total of approximately $3,261 for all such shares). Upon receipt, such redeemed shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

The Sponsor has agreed to purchase 7,200,000 warrants (‘‘Sponsor Warrants’’) from the Company, at a price of $1.00 per warrant in a private placement that will occur immediately prior to the closing of the Proposed Public Offering. The proceeds from the private placement of the Sponsor Warrants will be added to the proceeds of the Proposed Public Offering and placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee, pending the Company’s consummation of a business combination. If the Company does not consummate a business combination within 24 months (or up to 30 months if the stockholders approve an extension) after the

Note 6 — Equity Securities   (continued)

date of the consummation of the Proposed Public Offering, the proceeds of the sale of the Sponsor Warrants will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants will expire worthless. The Sponsor Warrants are identical to the warrants included in the units sold in the Proposed Public Offering, except that the Sponsor Warrants:

•	will not be redeemable by the Company as long as they are held by the Sponsor or any of its permitted transferees; and

•	will be placed in escrow and subject to certain restrictions until 180 days after the consummation of a business combination.

Pursuant to a registration rights agreement between the Company and the Sponsor, the Sponsor Shares and the Sponsor Warrants (and the common stock issuable upon exercise of such Sponsor Warrants) will be entitled to demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights, in each case commencing 180 days after the consummation of a business combination.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                 , 2008 (25 days after the commencement of this offering), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

OASIS GROUP, INC.

30,000,000 Units

PROSPECTUS

Bear, Stearns & Co. Inc.

                     , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representatives’ non-accountable expense allowance) will be as follows:

Director and officer liability insurance premiums(1)	$	*
Legal fees and expenses		$750,000
Accounting fees and expenses		$40,000
Printing and engraving expenses		$70,000
Securities and Exchange Commission registration fee		$13,559
FINRA filing fee		$35,000
American Stock Exchange listing fee		$70,000
Trustee’s fee		$12,000
Transfer agent and warrant agent fee	$	*
Miscellaneous(2)	$	*
Total	$	*

*	To be provided by amendment.
(1)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination but no longer than 18 months with right to extend the coverage for another six month period at an additional pro rata premium.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors shall not adversely affect any right or protection of a director existing at the time of, or increase the liability of any director with respect to any acts or omissions of such director occurring prior to, such amendment, modification or repeal.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including attorney’s fees) reasonably incurred by any such person. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our amended and restated bylaws, in any written agreement with us or in the specific case by our board of directors, except for proceedings to enforce rights to indemnification.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

On February 14, 2008, we sold 8,625,000 shares of our common stock to our sponsor without registration under the Securities Act.

Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The securities were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.003 per share.

In addition, our sponsor has agreed to purchase from us 7,200,000 warrants at $1.00 per warrant (for an aggregate purchase price of $7,200,000). This purchase will take place on a private placement basis immediately prior to the consummation of our initial public offering. The issuance of the sponsor warrants will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor’s obligation to purchase the sponsor warrants was made pursuant to a Sponsor Warrant Purchase Agreement, dated as of February 14, 2008. Such obligation was made prior to the filing of the registration statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of its control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the registration statement relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discounts or commissions were paid or will be paid with respect to the foregoing sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement between the Registrant and the Underwriter.
3.1*	Form of Amended and Restated Certificate of Incorporation.
3.2*	Form of Amended and Restated By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant.

Exhibit No.	Description
5.1*	Opinion of Latham & Watkins LLP.
10.1	Sponsor Share Purchase Agreement between the Registrant and the Sponsor, dated as of February 14, 2008.
10.2	Sponsor Warrant Purchase Agreement between the Registrant and the Sponsor, dated as of February 14, 2008.
10.3*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, as trustee, and the Registrant.
10.4*	Form of Registration Rights Agreement among the Registrant, the Sponsor, Holdings II and other persons.
10.5*	Form of Indemnity Agreement between the Registrant and key officers and directors.
10.6	Promissory Note, dated as of February 14, 2008, issued to the Sponsor in the amount of $250,000.
10.7*	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, the Sponsor and Holdings II.
10.8*	Form of Letter Agreement between the Sponsor and the Underwriter.
10.9*	Form of Letter Agreement between the Registrant, the Underwriter and certain executive officers and directors.
10.10*	Form of Letter Agreement between the Registrant and Alagem Capital Group, LLC for providing administrative support.
10.11*	Form of Rule 10b5-1 Stock Purchase Plan between the Underwriter and Holdings II.
14*	Code of Ethics.
23.1	Consent of PKF.
23.2*	Consent of Latham & Watkins (included on Exhibit 5.1).
24	Power of Attorney (included on signature page of this registration statement).
99.1*	Form of Charter of Audit Committee.
99.2*	Form of Charter of Nominating and Corporate Governance Committee.

*	To be filed by amendment.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 in a primary offering of securities, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or any accompanying prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or any such prospectus immediately prior to such date of first use.

(b)    The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 4th day of March, 2008.

OASIS GROUP, INC.
By: /s/ Beny Alagem

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beny Alagem and Samuel M. Surloff his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Beny Alagem	Chairman of the Board, President, Chief Executive Officer and Director	March 4, 2008

Beny Alagem

/s/ Samuel M. Surloff	Executive Vice President, Secretary and General Counsel	March 4, 2008

Samuel M. Surloff

/s/ Thierry Breton	Director	March 4, 2008

Thierry Breton

/s/ Andrew P. Cohen	Director	March 4, 2008

Andrew P. Cohen

/s/ Paul D. Wachter	Director	March 4, 2008

Paul D. Wachter

/s/ Pete Wilson	Director	March 4, 2008

Pete Wilson

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement between the Registrant and the Underwriter.
3.1*	Form of Amended and Restated Certificate of Incorporation
3.2*	Form of Amended and Restated By-laws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant.
5.1*	Opinion of Latham & Watkins LLP.
10.1	Sponsor Share Purchase Agreement between the Registrant and the Sponsor, dated as of February 14, 2008.
10.2	Sponsor Warrant Purchase Agreement between the Registrant and the Sponsor, dated as of February 14, 2008.
10.3*	Form of Investment Management Trust Agreement between Trustee, as trustee, and the Registrant.
10.4*	Form of Registration Rights Agreement between the Registrant, the Sponsor, Holdings II and other persons.
10.5*	Form of Indemnity Agreement between the Registrant and key officers and directors.
10.6	Promissory Note, dated as of February 14, 2008, issued to the Sponsor in the amount of $250,000.
10.7*	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, the Sponsor and Holdings II.
10.8*	Form of Letter Agreement between the Sponsor and the Underwriter.
10.9*	Form of Letter Agreement between the Registrant, the Underwriter and certain executive officers and directors.
10.10*	Form of Letter Agreement between the Registrant and Alagem Capital Group, LLC for providing administrative support.
10.11*	Form of Rule 10b5-1 Stock Purchase Plan between the Underwriter and Holdings II.
14*	Code of Ethics.
23.1	Consent of PKF.
23.2*	Consent of Latham & Watkins LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page of this registration statement).
99.1*	Form of Charter of Audit Committee.
99.2*	Form of Charter of Nominating and Corporate Governance Committee.

*	To be filed by amendment.